UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HYATT HOTELS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

71 South Wacker Drive, 12th Floor, Chicago IL 60606 • Tel: 312.750.1234

www.hyatt.com

April 25, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation to be held at Hyatt Regency O’Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois 60018, on Wednesday, June 15, 2011, at 9:30 a.m., local time.

At the Annual Meeting you will be asked to (a) elect four directors to our board of directors, (b) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (c) approve, on an advisory basis, the compensation paid to our named executive officers, (d) determine, on an advisory basis, the frequency with which stockholders will participate in an advisory vote on executive compensation and (e) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Thomas J. Pritzker Executive Chairman		Mark S. Hoplamazian President and Chief Executive Officer

HYATT HOTELS CORPORATION

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2011

NOTICE HEREBY IS GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation (“Hyatt”) will be held at Hyatt Regency O’Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois 60018, on Wednesday, June 15, 2011 at 9:30 a.m., local time, for the following purposes:

1.	To elect four directors to hold office until the 2014 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for the fiscal year ended December 31, 2011;

3.	To conduct an advisory vote regarding the compensation paid to our named executive officers;

4.	To determine, on an advisory basis, the frequency with which stockholders will participate in an advisory vote on executive compensation; and

5.	To transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached proxy statement. Stockholders of record at the close of business on April 18, 2011 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice of Annual Meeting of Stockholders, proxy statement and proxy card are being sent to stockholders beginning on or about April 25, 2011.

By Order of the Board of Directors

Rena Hozore Reiss

Executive Vice President, General Counsel

and Secretary

Chicago, Illinois

April 25, 2011

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 15, 2011.

The proxy statement for the Annual Meeting and Annual Report on Form 10-K

for the fiscal year ended December 31, 2010 are available at http://wfss.mobular.net/wfss/h/.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
1. Q: Why am I receiving these materials?	1
2. Q: When and where is the Annual Meeting?	1
3. Q: What is the purpose of the Annual Meeting?	1
4. Q: How can I attend the Annual Meeting?	2
5. Q: What should I do if I receive more than one set of proxy materials?	2
6. Q: What is the difference between holding shares as a record holder versus a beneficial owner?	2
7. Q: Who can vote and how do I vote?	3
8. Q: What are my voting choices, and how many votes are required for approval or election?	3
9. Q: How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?	4
10. Q: How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?	4
11. Q: What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?	5
12. Q: What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?	5
13. Q: Who counts the votes?	6
14. Q: Revocation of proxy: May I change my vote after I return my proxy?	6
15. Q: What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?	6
16. Q: What constitutes a quorum?	6
17. Q: Where can I find the voting results of the Annual Meeting?	6
18. Q: Who will pay the costs of soliciting these proxies?	6
19. Q: What happens if additional matters are presented at the Annual Meeting?	7
20. Q: What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating our 2012 annual meeting of stockholders and identified in our form of proxy relating to the 2012 annual meeting?	7
21. Q: What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2012 annual meeting of stockholders?	7
22. Q: How do I submit a potential director nominee for consideration by the board of directors for nomination?	8

ARTICLE II: CORPORATE GOVERNANCE	8
PROPOSAL 1 — ELECTION OF DIRECTORS	8
OUR BOARD OF DIRECTORS	9
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	15
CODE OF BUSINESS CONDUCT AND ETHICS	16
CORPORATE GOVERNANCE GUIDELINES	16
DIRECTOR INDEPENDENCE	16
COMMITTEES OF THE BOARD OF DIRECTORS	17
COMPENSATION OF DIRECTORS	23
COMPENSATION COMMITTEE REPORT	26
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26

ARTICLE III: EXECUTIVE COMPENSATION	26
COMPENSATION DISCUSSION AND ANALYSIS	26

i

ii

HYATT HOTELS CORPORATION

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2011

The board of directors of Hyatt Hotels Corporation (referred to herein as “Hyatt,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 15, 2011, beginning at 9:30 a.m., local time, at Hyatt Regency O’Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois 60018, and at any adjournments or postponements thereof. This proxy statement is first being released to stockholders by the Company on or about April 25, 2011.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 15, 2011.

The proxy statement for the Annual Meeting and Annual Report on Form 10-K

for the fiscal year ended December 31, 2010 are available at http://wfss.mobular.net/wfss/h/.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why am I receiving these materials?

A:	We are furnishing the enclosed Notice of Annual Meeting of Stockholders, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on April 18, 2011, because the board of directors of Hyatt is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. Also enclosed is our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which, along with our proxy statement, is also available online at http://wfss.mobular.net/wfss/h/.

2.	Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held at Hyatt Regency O’Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois 60018, on Wednesday, June 15, 2011, at 9:30 a.m., local time.

3.	Q:	What is the purpose of the Annual Meeting?

A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of four directors; the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; the advisory vote regarding compensation paid to our named executive officers; the advisory vote regarding the frequency with which stockholders will participate in an advisory vote on executive compensation; and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

4.	Q:	How can I attend the Annual Meeting?

A:	Only stockholders who own shares of Hyatt common stock as of the close of business on April 18, 2011, the record date, will be entitled to attend the Annual Meeting. A valid admittance slip (or other written proof of stock ownership as described below) and a photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

•

If your shares are registered in your name and you received your proxy materials by mail, an admittance slip appears at the back of this proxy statement. You should bring that admittance slip with you to the Annual Meeting.

•

If you are a beneficial owner of shares of common stock and your shares are held in a brokerage account or by another nominee as further described in Question 6 below, you will be admitted to the Annual Meeting only if you present either a valid legal proxy from your bank or broker as to your shares, an admittance slip, or a recent bank or brokerage statement demonstrating that you owned shares of Hyatt common stock as of the close of business on April 18, 2011.

No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting. Photographs taken at the Annual Meeting by or at the request of Hyatt may be used by Hyatt, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

5.	Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

A:	Most Hyatt stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your voting proxy directly to Hyatt or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors, the advisory vote regarding compensation paid to our named executive officers and the advisory vote regarding the frequency with which stockholders will participate in an advisory vote on executive compensation are considered “non-discretionary items,” while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 12 below for more information about broker non-votes.

7.	Q:	Who can vote and how do I vote?

A:	Only holders of our common stock at the close of business on April 18, 2011, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

•	in person at the Annual Meeting with a proxy card/legal proxy;

•	by mail, using the paper proxy card;

•	by telephone, by calling the toll-free telephone number on the proxy card; or

•	through the Internet, using the procedures and instructions described on the proxy card.

Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

A:	In the vote on the election of four director nominees identified in this proxy statement to serve until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified, stockholders may (1) vote in favor of all nominees or specific nominees; or (2) withhold authority to vote for all nominees or specific nominees. A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors. The board of directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2011, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for 2011 will require the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal, however, stockholder ratification is not required to authorize the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm. The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for 2011.

In the vote on the proposal to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), stockholders may (1) vote in favor of the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The board of directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

In the vote to determine, on an advisory basis, the frequency with which stockholders will participate in an advisory vote on executive compensation, stockholders may indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years, or stockholders may abstain from voting on the proposal. A majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal shall determine the stockholders’ preference with regard to the frequency of such vote. The board of directors unanimously recommends that, with regard to this proposal, stockholders vote, on an advisory basis, to hold an advisory vote on executive compensation EVERY YEAR.

9.	Q:	How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?

A:	The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

At the close of business on April 18, 2011, we had outstanding and entitled to vote 44,539,406 shares of Class A common stock and 129,466,000 shares of Class B common stock. Collectively, the holders of Class A common stock on such date will be entitled to an aggregate of 44,539,406 votes, and, collectively, the holders of Class B common stock on such date will be entitled to an aggregate of 1,294,660,000 votes, on all matters to be voted upon at the Annual Meeting. Therefore, for all matters to be voted upon at the Annual Meeting, the holders of our Class B common stock will collectively hold approximately 96.7% of the total voting power of our outstanding common stock. See Question 10 for additional information.

10.	Q:	How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?

A:

Voting agreements entered into with or among Hyatt’s major stockholders will result in all of the shares of our Class B common stock being voted consistent with the recommendations of Hyatt’s board of directors. Pursuant to the terms of the Amended and Restated Global Hyatt Agreement (the “Amended and Restated Global Hyatt Agreement”) and the Amended and Restated Foreign Global Hyatt Agreement (the “Amended and Restated Foreign Global Hyatt Agreement”), Pritzker family business interests, which beneficially own in the aggregate 104,353,914 shares of our Class B common stock, or approximately 77.9% of the total voting power of our outstanding common stock, have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). This voting agreement expires on the later to occur of January 1, 2015, and the date upon which more than 75% of our fully diluted shares of common stock is owned by non-Pritzker family business interests. In addition, other existing stockholders, including entities affiliated with Goldman, Sachs & Co. and Madrone GHC, LLC, that beneficially own in the aggregate 25,112,086 shares of our Class B common stock, or approximately 18.8% of the total voting power of our outstanding common stock, have entered into a voting agreement with us under which they have agreed to vote their shares of Class B common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the later to occur of December 31, 2013 and the date that Mr. Thomas J. Pritzker is no longer chairman of our board of directors. While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval. Because our board of directors (including all of our independent directors) has recommended a vote FOR proposal one, FOR proposal two, FOR proposal three and for a vote EVERY YEAR with regard to proposal four, each stockholder party to the voting agreements will be contractually obligated to vote in favor of proposal one, in favor of proposal two, in favor of proposal three and for a vote every year with regard to proposal four. Because the holders of our Class B common stock hold approximately 96.7% of the total voting power of our outstanding common stock, these voting agreements will cause the outcome of the vote on each of the matters to be voted upon at the Annual Meeting to be consistent with the recommendations of our board of directors.

As used in this Proxy Statement, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

11.	Q:	What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:	An “abstain” vote with respect to any proposal is considered present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal in order to pass, an abstention will have the effect of a vote against the remaining proposals.

12.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A:	A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”). A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter. Therefore, broker non-votes will not have any effect on any of the matters to be voted on at the Annual Meeting.

Under NYSE rules, the election of directors, the advisory vote regarding compensation paid to our named executive officers and the advisory vote regarding the frequency with which stockholders will participate in an advisory vote on executive compensation are not considered “discretionary” items. Therefore, if you do not provide instructions to the record holder of your shares with respect to these three proposals, broker non-votes will result with respect thereto. The ratification of appointment of our independent registered public accounting firm is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on these matters generally may vote on this matter in their discretion.

13.	Q:	Who counts the votes?

A:	Wells Fargo Bank, N.A., will count the votes. The board of directors has appointed Wells Fargo Bank, N.A. as the inspector of elections.

14.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

A:	Yes, you may revoke your proxy if you are a record holder by:

•	filing written notice of revocation with Hyatt’s corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606;

•

signing a proxy bearing a later date than the proxy being revoked and submitting it to Hyatt’s corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606; or

•	voting in person at the Annual Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

15.	Q:	What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?

A:	Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2011; FOR the approval of the compensation paid to the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules; and to hold an advisory vote on executive compensation EVERY YEAR.

16.	Q:	What constitutes a quorum?

A:	Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Hyatt’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

17.	Q:	Where can I find the voting results of the Annual Meeting?

A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

18.	Q:	Who will pay the costs of soliciting these proxies?

A:

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

19.	Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Messrs. Mark S. Hoplamazian and Harmit J. Singh, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If, for any unforeseen reason, any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

20.	Q:

What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating our 2012 annual meeting of stockholders and identified in our form of proxy relating to the 2012 annual meeting?

A:

December 27, 2011 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2012 annual meeting of stockholders?

A:

Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2012 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than February 16, 2012 and no later than March 19, 2012. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

A:

You may submit names of potential director nominees for consideration by the board of directors’ nominating and corporate governance committee for nomination by our board of directors at the 2012 annual meeting of stockholders. Your submission should be directed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. The section titled “Nominating and Corporate Governance Committee” below describes the information required to be set forth in your submission, and provides information on the nomination process used by our nominating and corporate governance committee and our board of directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our board of directors at the 2011 Annual Meeting. December 1, 2011 is the deadline to submit a potential director nominee for consideration by our board of directors for nomination at the 2012 annual meeting of stockholders.

ARTICLE II: CORPORATE GOVERNANCE

PROPOSAL 1 — ELECTION OF DIRECTORS

Hyatt’s Amended and Restated Certificate of Incorporation provides that the total number of members of the board of directors shall consist of not less than five nor more than fifteen members, with the precise number of directors to be determined by a vote of a majority of the entire board of directors. At present, the board of directors has fixed the number of members of the board of directors at twelve. Hyatt’s Amended and Restated Certificate of Incorporation further provides that the board of directors will be divided into three classes, as nearly equal in number as is practicable, designated Class I, Class II and Class III. Members of each class of the board of directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

Class II, the class of directors whose term expires at the Annual Meeting, currently consists of four persons. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors has unanimously nominated Thomas J. Pritzker, Byron D. Trott and Richard C. Tuttle, three of the incumbent directors whose terms expire at the Annual Meeting, to stand for re-election to the board of directors. John D. Nichols, a director of the Company since 2006, will not be nominated to stand for re-election as a director at the Annual Meeting. James H. Wooten, Jr., a new director nominee, will stand for election as the fourth Class II director. Mr. Wooten was recommended for consideration as a director candidate by a business acquaintance of certain members of the board of directors of the Company. Each of Messrs. Pritzker, Trott, Tuttle and Wooten has been nominated to hold office until the 2014 annual meeting of stockholders and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the board of directors may reduce the size of the board of directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located.

The board of directors unanimously recommends that the stockholders vote “FOR” each of Thomas J. Pritzker, Byron D. Trott, Richard C. Tuttle and James H. Wooten, Jr. as directors to serve and hold office until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

OUR BOARD OF DIRECTORS

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the board of directors to conclude that the director nominee or director is qualified and should serve as a director of Hyatt.

Directors Standing for Election

Thomas J. Pritzker	Director since 2004

Age 60

Thomas J. Pritzker has been a member of our board of directors since August 2004 and our Executive Chairman since August 2004. Mr. Pritzker served as our Chief Executive Officer from August 2004 to December 2006. Mr. Pritzker was appointed President of Hyatt Corporation in 1980 and served as Chairman and Chief Executive Officer of Hyatt Corporation from 1999 to December 2006. Mr. Pritzker is Chairman and Chief Executive Officer of The Pritzker Organization, LLC (“TPO”), the principal financial and investment advisor to various Pritzker family business interests. Mr. Pritzker is Chairman of Marmon Holdings, Inc. and also serves as a Director of Royal Caribbean Cruises Ltd. He served as a Director of TransUnion Corp., a credit reporting service company, until June 2010. Mr. Pritzker is a Director and Vice President of The Pritzker Foundation, a charitable foundation; Director and President of the Pritzker Family Philanthropic Fund, a charitable organization; and Chairman and President of The Hyatt Foundation, a charitable foundation which established The Pritzker Architecture Prize. Mr. Pritzker is a first cousin of Ms. Penny Pritzker, who is also a member of our board of directors.

Mr. Pritzker brings to our board of directors a deep understanding of Hyatt’s operations and extensive knowledge of the hospitality industry as a result of his more than 30 year history with Hyatt, including as our former Chief Executive Officer. The Company also benefits from Mr. Pritzker’s extensive network of contacts and relationships with owners and developers of hotels around the world as we pursue new opportunities and seek to enter into new management and franchise agreements. Additionally, Mr. Pritzker has significant experience leading boards of directors of for-profit and not-for-profit organizations.

Byron D. Trott	Director since 2007

Age 52

Byron D. Trott has been a member of our board of directors since August 2007. He serves as Managing Partner and Chief Investment Officer of BDT Capital Partners, LLC, a merchant bank to closely held companies. Prior thereto, Mr. Trott was with Goldman, Sachs & Co. for over 25 years. Mr. Trott was the head of Goldman, Sachs & Co.’s Chicago office and Midwest Region from 1994 to April 2009 and was Vice Chairman of Investment Banking for Goldman, Sachs & Co. from 2005 to 2009. He was also a member of the Investment Committee of Goldman, Sachs & Co.’s Principal Investment Area, the Investment Banking Division’s Operating Committee, and the firmwide Partnership Committee. Mr. Trott currently is an Advisory Director of Enterprise Rent-A-Car Company.

Mr. Trott has extensive historical knowledge of Hyatt’s business, deep knowledge of the capital markets and expertise in mergers and acquisitions and corporate finance. Through his role at BDT Capital Partners, his former leadership position in investment banking at Goldman, Sachs & Co. and role as a partner of Goldman, Sachs & Co., Mr. Trott has had significant exposure to a number of different companies and business models and has advised numerous companies through a variety of economic cycles, which the board of directors believes provides him with valuable insight regarding Hyatt’s capital structure and in developing strategy. Additionally, Mr. Trott has significant experience in advising closely held companies and brings to Hyatt his knowledge of the travel and tourism industry through his affiliation as an Advisory Director of Enterprise Rent-A-Car Company and the boards of directors of two other private companies, Pilot Flying J and Weber-Stephen Products LLC.

Richard C. Tuttle	Director since 2004

Age 55

Richard C. Tuttle has been a member of our board of directors since December 2004. Mr. Tuttle is a founding Principal at Prospect Partners, LLC, a lower-middle-market private equity firm, and has held this position since 1998. Prior to founding Prospect Partners, he was Executive Vice President of Corporate Development for Health Care & Retirement Corp, now Manor Care, Inc., a healthcare services company. He served as a Director of Manor Care until December 2007 and served as a Director of Cable Design Technologies, Inc., now Belden Inc., for 17 years. He also served as a Director for Utility Service Partners, Inc. from 2003 to 2007. Mr. Tuttle is Chairman of the boards of directors of Velvac Holdings, Inc., ESI Lighting, Inc., Office Resources, Inc., Tender Products Corporation, Polymer Holding Corporation and World Data Products, Inc.

Mr. Tuttle contributes to our board of directors’ expertise in financing transactions and experience in working with operating companies and management teams as a result of his 20 years of experience in private equity. Having served as a director of the Company for over five years, Mr. Tuttle’s long-standing knowledge of and familiarity with Hyatt and our operations benefits the board of directors. Additionally, he is sophisticated in financial and accounting matters.

James H. Wooten, Jr.	New Director Nominee

Age 62

James H. Wooten, Jr. is the Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc. (“ITW”), a worldwide manufacturer of engineered products and equipment, and has held this position since 2006. Mr. Wooten joined ITW in 1988 as Senior Attorney. He was named Associate General Counsel in 2000, and in 2005, he was promoted to Vice President, General Counsel and Secretary. Prior to joining ITW, Mr. Wooten practiced law at the firm of Gardner, Carton & Douglas, which is currently part of Drinker Biddle & Reath LLP. Mr. Wooten currently serves as a Director of Children’s Memorial Hospital, Window to the World Communications, Inc., Congo Square Theatre and National Merit Scholarship Corporation. He also serves on the Audit Committee of Children’s Memorial Hospital and Compensation Committee of Window to the World Communications, Inc.

Mr. Wooten brings to our board of directors extensive experience as an executive officer of a Fortune 200 company. Throughout his 22 years with ITW, Mr. Wooten has developed deep expertise and experience in the areas of risk assessment and management, SEC reporting issues and the general financial and operational aspects of managing a global enterprise. The board of directors also values Mr. Wooten’s experience on various private and not-for-profit company boards of directors and committees. As an African-American, Mr. Wooten contributes to the diversity of the board of directors.

Continuing Directors

Bernard W. Aronson	Director since December 2004

Age 64

Bernard W. Aronson has been a member of our board of directors since December 2004. Mr. Aronson is the founder and Managing Partner of ACON Investments, LLC, a private equity firm, and has served in this position since 1996. Prior to that, Mr. Aronson served as International Advisor to Goldman, Sachs & Co. and as Assistant Secretary of State for Inter-American Affairs. Mr. Aronson serves as a Director of Liz Claiborne, Inc., Royal Caribbean Cruises Ltd., Chroma Oil & Gas, LP, Northern Tier Energy Inc. and The Nature Conservancy (Maryland/District of Columbia Chapter). Mr. Aronson served as a Director of Mariner Energy, Inc. from 2004 until 2010. Mr. Aronson is a member of the Council on Foreign Relations and serves on a number of not-for-profit boards of directors, including the Center for Global Development, for which he is a member of the Executive Committee, and the National Democratic Institute for International Affairs.

Mr. Aronson’s experience in international affairs and foreign policy, particularly in Latin America, is valuable to our board of directors given Hyatt’s global presence and strategy of expanding the presence of its brands in attractive markets worldwide. Mr. Aronson’s background in private equity gives him extensive experience in mergers and acquisitions and financing transactions and working with management teams. Mr. Aronson also brings to the board of directors valuable experience in and knowledge of the travel and tourism industry as a result of his service as a member of the board of directors of Royal Caribbean Cruises Ltd. Mr. Aronson has significant corporate governance experience as a result of having served on a number of public company boards of directors and board committees.

Mark S. Hoplamazian	Director since 2006

Age 47

Mark S. Hoplamazian has been a member of our board of directors since November 2006. He has served as our President and Chief Executive Officer since December 2006, as interim President from July 2006 to December 2006 and Vice President from August 2004 to December 2004. Mr. Hoplamazian served as Vice President of TPO, the principal financial and investment advisor to various Pritzker family business interests from August 2009 to December 2010. From April 2004 to August 2009, Mr. Hoplamazian served as President and Director of TPO and has served in various capacities with TPO and its predecessors since its formation in 1997, including managing its merchant banking and investment activities. Mr. Hoplamazian serves as Chair of the National Advisory Council on Minority Business Enterprises. He also currently serves on the Board of Trustees and as the Secretary of The Latin School of Chicago. Mr. Hoplamazian is a member of the Discovery Class of the Henry Crown Fellowship at the Aspen Institute.

As Hyatt’s President and Chief Executive Officer, Mr. Hoplamazian provides our board of directors with valuable insight regarding Hyatt’s operations, management team, associates and culture, as a result of his day-to-day involvement in the operations of the business, and he performs a critical role in board discussions regarding strategic planning and development for the Company. The board of directors also benefits from Mr. Hoplamazian’s historical knowledge of Hyatt. Prior to becoming our President and Chief Executive Officer, Mr. Hoplamazian regularly advised Hyatt on business and financial matters in his various roles at TPO. Mr. Hoplamazian is financially sophisticated and also has significant mergers and acquisitions and corporate finance experience.

Richard A. Friedman	Director since 2009

Age 53

Richard A. Friedman has been a member of our board of directors since June 2009. Mr. Friedman joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in 1981, and has been a Partner there since 1990. He has been a Managing Director at Goldman Sachs & Co. since 1996 and is the Head of the Merchant Banking Division of Goldman, Sachs & Co. Mr. Friedman is also the Chairman of the Corporate Investment Committee of the Merchant Banking Division and a Member of the Management Committee of The Goldman Sachs Group, Inc. Mr. Friedman is the Chairman of Yankees Entertainment and Sports Network, LLC.

As the Head of the Merchant Banking Division of Goldman, Sachs & Co. and Chairman of the Corporate Investment Committee of the Merchant Banking Division, Mr. Friedman brings to our board of directors deep expertise and experience in a wide variety of areas, including mergers and acquisitions, strategic investments, corporate finance, real estate, corporate governance and human resources. Mr. Friedman has an extensive network of contacts and relationships with investors, financing sources and experienced managers who can be of help to Hyatt.

Susan D. Kronick	Director since 2009

Age 59

Susan D. Kronick has been a member of our board of directors since June 2009. From March 2003 until March 2010, Ms. Kronick served as Vice Chair of Macy’s, Inc., an operator of Macy’s and Bloomingdale’s department stores. Ms. Kronick served as Group President, Regional Department Stores of Macy’s, Inc. from April 2001 to February 2003; and prior thereto she served as Chairman and Chief Executive Officer of Macy’s Florida from June 1997 to March 2001. Ms. Kronick served as a Director of The Pepsi Bottling Group, Inc. from March 1999 to February 2010.

Ms. Kronick brings to our board of directors a strong background in marketing and experience in building industry leading brands as a result of the various management positions she has held with Macy’s, Inc., most recently as Vice Chair. As a result of her positions with Macy’s, Inc., Ms. Kronick also has gained valuable financial and operations experience. Additionally, she contributes to the gender diversity of the board of directors.

Mackey J. McDonald	Director since 2009

Age 64

Mackey J. McDonald has been a member of our board of directors since June 2009. Mr. McDonald has served as a Senior Advisor to Crestview Partners, a private equity firm, since 2008. Mr. McDonald is the retired Chairman and Chief Executive Officer of VF Corporation, an apparel manufacturer. Mr. McDonald served as Chairman and Chief Executive Officer of VF Corporation from 1998 until his retirement in August 2008. From 1996 to 2006, he was the President of VF Corporation; and prior thereto he served as VF Group Vice President. Mr. McDonald also serves as a Director of Wells Fargo and Company, Kraft Foods, Inc. and Bernhardt Industries, Inc. Mr. McDonald served as a Director of VF Corporation from 1993 to 2008, as a Director of The Hershey Company from 1996 to 2007, and as a Director of Tyco International Ltd. from 2002 to 2007.

Mr. McDonald brings to our board of directors deep management and operations experience as well as experience building internationally recognized brands as a result of his leadership positions with VF Industries. The board of directors also values Mr. McDonald’s experience as a chief executive officer and significant public company board of directors and executive compensation experience, including his service on the Human Resources Committee of Wells Fargo and Company and former service as Chairman of the Compensation and Human Resources Committee of Tyco International Ltd. and on the Compensation and Executive Organization Committee of The Hershey Company.

Gregory B. Penner	Director since 2007

Age 41

Gregory B. Penner has been a member of our board of directors since August 2007. Mr. Penner has been a General Partner at Madrone Capital Partners, LLC, an investment management firm, since 2005. From 2002 to 2005, he was the Senior Vice President and Chief Financial Officer of Wal-Mart Japan, and he serves as a Director of Wal-Mart Stores, Inc., Baidu, Inc., and eHarmony.com, Inc. In addition, Mr. Penner serves as a Director of 99Bill Corporation based in Shanghai, China. He has previously served as Director of The Seiyu, Ltd., from 2003 to 2008. Prior to joining Wal-Mart, Mr. Penner was a Manager at Peninsula Capital, an early stage venture capital fund and a financial analyst for Goldman, Sachs & Co.

Mr. Penner brings to our board of directors international business experience, particularly in Asia, as a result of his former position with Wal-Mart Japan and from his service as a director of Baidu, Inc. He is sophisticated in financial and accounting matters and has meaningful operations experience. Additionally, Mr. Penner has experience with public company boards of directors.

Penny Pritzker	Director since 2004

Age 51

Penny Pritzker has been a member of our board of directors since August 2004 and served on the board of directors of Hyatt Corporation and Hyatt International Corporation from 1999 to 2004. Ms. Pritzker is the founder and Chairman of and consultant to CC-Development Group, Inc., which operates Vi (formerly known as Classic Residence by Hyatt), an owner and operator of senior living communities throughout the United States; is Chairman and Chief Executive Officer of Classic Residence Management Limited Partnership, the manager of Vi facilities; serves as President and Chief Executive Officer of Pritzker Realty Group (“PRG”), a real estate investment and advisory firm; is the President of Frankmon LLC; is co-founder and Chairman of The Parking Spot, a near-airport parking company; serves as Chairman of TransUnion Corp., a credit reporting service company; serves as co-founder and chair of Artemis Real Estate Partners, LLC, a real estate investment firm; is a Director and Vice President of The Pritzker Foundation, a charitable foundation; and served as National Finance Chair of Barack Obama’s 2008 presidential campaign. Ms. Pritzker served as a Director of the Marmon Group, Inc. until March 2008 and as a Director of LaSalle Bank Corporation, N.A. from 2004 to 2007. Ms. Pritzker is the first cousin of Mr. Thomas J. Pritzker, who is our executive chairman.

Ms. Pritzker has a long history with Hyatt and deep knowledge of the Company’s business having served as a director since the Company’s formation in 2004 and as a former director of Hyatt Corporation and Hyatt International Corporation from 1999 to 2004. Through her work with PRG, Vi and various other Pritzker business interests, Ms. Pritzker brings to our board of directors extensive experience in real estate and finance matters. Additionally, Ms. Pritzker has significant experience serving on boards of directors for profit and not-for-profit organizations. Ms. Pritzker also contributes to the gender diversity of the board of directors.

Michael A. Rocca	Director since 2008

Age 66

Michael A. Rocca has been a member of our board of directors since March 2008. From 1994 to 2000, Mr. Rocca served as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a pharmaceutical and medical device manufacturer. Prior to 1994, Mr. Rocca served in a variety of finance positions with Honeywell Inc., a diversified technology and manufacturing company, including Vice President, Treasurer and Vice President, Finance Europe. Mr. Rocca also serves as a Director of St. Jude Medical Inc. and Lawson Software, Inc. Mr. Rocca previously served as a Director of Ligand Pharmaceuticals, Inc. from 1999 to 2006.

Mr. Rocca is an audit committee financial expert and has extensive experience chairing public company audit committees. His background as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., various finance positions with Honeywell Inc. and overall financial and accounting expertise make Mr. Rocca particularly well-suited to assist our board of directors with its oversight responsibilities regarding Hyatt’s financial statements and its financial reporting and disclosure practices.

Other than the relationships of Mr. Thomas J. Pritzker and Ms. Penny Pritzker as described above, there are no family relationships among any of our directors or executive officers.

Our Class III directors, whose terms will expire at the annual meeting of stockholders held during calendar year 2012, are Messrs. McDonald, Friedman and Penner and Ms. Kronick.

Our Class I directors, whose terms will expire at the annual meeting of stockholders held during calendar year 2013, are Messrs. Aronson, Hoplamazian and Rocca and Ms. Pritzker.

While voting agreements entered into with or among our major stockholders are in effect, they may provide our board of directors with effective control over the election of directors. Directors can be removed from our board of directors only for cause. Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, can be filled only by a majority of remaining directors then in office.

Pursuant to a stockholders’ agreement among us and certain of our investors (referred to in this proxy statement as the “2007 Stockholders’ Agreement”), Madrone GHC, LLC and GS Capital Partners VI Parallel, L.P., an affiliate of Goldman, Sachs & Co., each previously had the right to designate, and our board of directors previously appointed, one representative to the board of directors. See the section titled “Certain Relationships and Related Party Transactions” below for more information about the 2007 Stockholders’ Agreement. Mr. Penner was appointed as Madrone GHC, LLC’s designee and Mr. Friedman was appointed as GS Capital Partners VI Parallel, L.P.’s designee. The right of these investors to designate representatives for appointment to our board of directors terminated immediately prior to the consummation of the initial public offering of our Class A common stock. Mr. Penner and Mr. Friedman both currently serve as Class III directors, whose terms expire at the 2012 annual meeting of stockholders (at which time they will be eligible to stand for re-election) and until their successors have been duly elected and qualified.

Pursuant to our employment letter with Mr. Pritzker, we have agreed that so long as he is a member of our board of directors we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not re-appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Pursuant to our employment letter with Mr. Hoplamazian, we have agreed that so long as he is our president and chief executive officer, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

During the fiscal year ended December 31, 2010, Hyatt’s board of directors held ten meetings. The audit committee held eight meetings, the compensation committee held six meetings (and took action once by written consent), the nominating and corporate governance committee held three meetings (and took action once by written consent), and the finance committee held five meetings. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2010. Hyatt does not have a policy regarding attendance of directors at Hyatt’s annual meeting of stockholders. Ten directors attended Hyatt’s 2010 Annual Meeting of Stockholders.

Board Leadership Structure

The Hyatt Hotels Corporation Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the chairman of the board of directors and chief executive officer may be either combined or separated at the discretion of the board of directors. Mr. Pritzker currently serves as our executive chairman and Mr. Hoplamazian currently serves as our president and chief executive officer. Prior to Mr. Hoplamazian being named to this position in December 2006, Mr. Pritzker served as our executive chairman and chief executive officer. Mr. Hoplamazian also serves on our board of directors. As chief executive officer, Mr. Hoplamazian is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Pritzker, as executive chairman, provides guidance to the chief executive officer on a variety of key issues and sets the agenda for board of directors meetings (with input from Mr. Hoplamazian) and presides over meetings of the full board of directors. Our board of directors has determined that Mr. Pritzker’s active involvement as executive chairman while Mr. Hoplamazian serves as president and chief executive officer and a director benefits the Company as a result of Mr. Pritzker’s deep understanding of the Company’s operations, relationships with owners and developers and extensive knowledge of the hospitality industry. Additionally, pursuant to our employment letter with Mr. Pritzker, we have agreed that so long as he is a member of our board of directors we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not re-appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the board of directors should have a lead director. In the event that the independent directors make such a determination, the chairman of the nominating and corporate governance committee shall become the lead director on an ex officio basis. In the event that a lead director is designated, his or her duties would include: assisting the chairman of the board and board of directors in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the board of director’s non-management directors and acting as principal liaison between the non-management directors and the chairman of the board on sensitive issues. The Company currently has eight independent directors and to date they have not determined that the board of directors should have a lead director.

Our board of directors believes that this current board leadership structure is in the best interests of the Company and its stockholders at this time. Our Corporate Governance Guidelines provide the flexibility for our board of directors to modify or continue our leadership structure in the future, as it deems appropriate.

Our non-management directors will regularly meet in executive session without management present and our independent directors meet in executive session at least once a year. Mr. Aronson, the chairman of the nominating and corporate governance committee, presides at such sessions.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and processes, and our board of directors’ role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. In fulfilling this oversight role, our board of directors focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction. Our board of directors performs this oversight function in a variety of ways, including the following:

•

the board of directors receives management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics;

•

the Company maintains a risk council that is led by our vice president, internal audit and is comprised of certain members of management from different functional areas and business units and is responsible for identifying, assessing, prioritizing and monitoring critical risks of the Company and periodically reports to the board of directors and the audit committee regarding the Company’s risk management processes and procedures; and

•

the audit committee assists the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management. To this end, the audit committee discusses with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

All interested parties who wish to communicate with any of our directors, including our non-management directors, can address their communications as follows:

Mail:	Hyatt Hotels Corporation
Attention: Corporate Secretary
71 South Wacker Drive, 12th Floor
Chicago, Illinois 60606

Email:	shareholdercommunications@hyatt.com

Hyatt’s corporate secretary will maintain a record of all such communications and promptly forward to the chairman of the nominating and corporate governance committee those that the corporate secretary believes require immediate attention. The corporate secretary will also periodically provide the chairman of the nominating and corporate governance committee with a summary of all such communications. The chairman of the nominating and corporate governance committee shall notify the board of directors or the chairs of the relevant committees of the board of directors of those matters that he or she believes are appropriate for further action or discussion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Hyatt Hotels Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all of Hyatt’s directors, officers and associates, including the Company’s president and chief executive officer, chief financial officer, principal accounting officer or controller and other senior financial officers performing similar functions. The Code of Ethics is posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Code of Business Conduct and Ethics.” The Company will furnish a copy of the Code of Ethics to any person, without charge, upon written request directed to: Senior Vice President–Investor Relations, Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. In the event that the Company amends or waives any of the provisions of the Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, principal accounting officer or controller and other senior financial officers performing similar functions, the Company intends to disclose the relevant information on its website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted the Corporate Governance Guidelines to assist the board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines are posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines.” The Company will furnish a copy of the Corporate Governance Guidelines to any person, without charge, upon written request directed to: Senior Vice President–Investor Relations, Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606.

DIRECTOR INDEPENDENCE

Under our Corporate Governance Guidelines, our board of directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. Directors who do not meet the NYSE’s independence standards, including current and former members of management, also make valuable contributions to the board of directors and to Hyatt by reason of their experience and wisdom, and the board of directors expects that some minority of its members will not meet the NYSE’s independence standards.

Only those directors who the board of directors affirmatively determines have no direct or indirect material relationship with the Company will be considered independent directors, subject to any additional qualifications prescribed under the listing standards of the NYSE. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director. The nominating and corporate governance committee and the board of directors annually review all relevant business relationships any director or nominee for director may have with Hyatt, including the relationships described in the section below titled “Certain Relationships and Related Party Transactions.” As a result of this review, the board of directors has determined that each of Messrs. Aronson, Friedman, McDonald, Nichols, Rocca, Trott, Tuttle and Ms. Kronick is an “independent director” under applicable SEC rules and the listing standards of the NYSE. The board of directors has also determined that director nominee James H. Wooten, Jr. will be an “independent director” if elected. In making these independence determinations, in addition to the relationships described below under “Certain Relationships and Related Party Transactions,” the board of directors considered that certain of these directors serve or previously served together on other boards of directors, not-for-profit boards of directors and charitable organizations, certain directors serve as non-management directors or executive officers of companies with which Hyatt does business, and certain directors are affiliated with charitable organizations that received contributions from Hyatt of amounts within the criteria set forth in our Corporate Governance Guidelines. The board of directors also took into account that certain entities affiliated with the directors paid amounts to Hyatt for room accommodations and meeting space in the ordinary course of business. Relationships considered by the board of directors not otherwise described in this paragraph are disclosed below.

Mr. Aronson is a director and a member of the compensation committee of Royal Caribbean Cruises Ltd. (“Royal Caribbean”). Mr. Thomas J. Pritzker is a director of Royal Caribbean and Pritzker family non-U.S. situs trusts own approximately 12.5% of the outstanding common stock of Royal Caribbean. Mr. Aronson is the Founder and Managing Partner of ACON Investments, LLC. The Pritzker Family Foundations, LLC made an investment in ACON-Bastion Partners II, L.P., an investment fund affiliated with ACON Investments, LLC. Ms. Penny Pritzker is an officer of The Pritzker Family Foundations, LLC. The board of directors has affirmatively determined that such relationships would not interfere with Mr. Aronson’s exercise of independent judgment in carrying out his duties and responsibilities as a director.

Mr. McDonald is a director of Wells Fargo and Company, parent of Wachovia Bank, National Association, which is a lender and administrative agent under the Company’s credit facility. The Company made payments to Wachovia of approximately $835,239 in 2010 under the credit facility. In addition, in 2010 the Company made a payment to Wells Fargo of approximately $38.6 million to payoff property specific mortgage debt. The board of directors has affirmatively determined that such relationship would not interfere with Mr. McDonald’s exercise of independent judgment in carrying out his duties and responsibilities as a director.

Mr. Trott is the managing partner and chief investment officer of BDT Capital Partners, LLC and the president of BDT & Company, LLC. An affiliate of BDT Capital Partners, LLC is the general partner of BDT Capital Partners Fund I, L.P. Trusts for the benefit of Mr. Thomas J. Pritzker and members of his family and trusts for the benefit of Ms. Penny Pritzker and members of her family and Ms. Pritzker’s family foundation have subscribed as limited partners in BDT Capital Partners Fund I, L.P. BDT & Company, LLC has been engaged by the co-trustees of the Pritzker family U.S. situs trusts (including Mr. Thomas J. Pritzker) to provide financial advisory services on a broad range of matters. The board of directors has affirmatively determined that such relationships would not interfere with Mr. Trott’s exercise of independent judgment in carrying out his duties and responsibilities as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has a nominating and corporate governance committee, an audit committee, a compensation committee and a finance committee, each of which has the composition and responsibilities described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee complies with the listing requirements and other rules of the NYSE.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Aronson, Trott and Tuttle, with Mr. Aronson serving as chairman. Our board of directors has determined that each of Messrs. Aronson, Trott and Tuttle is independent within the meaning of the listing standards of the NYSE. The nominating and corporate governance committee is authorized to:

•

assist the board of directors in identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors and set forth in the Corporate Governance Guidelines and to recommend director nominees to the board of directors;

•	take a leadership role in shaping Hyatt’s corporate governance, including developing and recommending to the board of directors corporate governance guidelines and practices applicable to Hyatt;

•	recommend board committee nominees to the board of directors; and

•	oversee the evaluation of the board of directors’ and management’s performance.

Our board of directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Nominating and Corporate Governance Committee Charter.”

Selection of Director Nominees

At an appropriate time prior to each annual meeting of stockholders, or if applicable, a special meeting of stockholders at which directors are to be elected or re-elected, the nominating and corporate governance committee will recommend to the board of directors for nomination such candidates as the committee has found to be well qualified and willing and available to serve, and in each case, providing the committee’s assessment whether such candidate would satisfy the independence requirements of the NYSE.

Prior to making such recommendations to the board of directors, the nominating and corporate governance committee conducts inquiries into the background and qualifications of any potential candidates, including the following criteria set forth in Hyatt’s Corporate Governance Guidelines:

•	judgment, character, expertise, skills and knowledge useful to the oversight of Hyatt’s business;

•	diversity of viewpoints, backgrounds and experiences;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other directors will build a board of directors that is effective, collegial and responsive to the needs of Hyatt.

The nominating and corporate governance committee also considers such other relevant factors as it deems appropriate, including requirements that the members of the board of directors as a group maintain the requisite qualifications under the applicable NYSE listing standards for independence for the board of directors as a whole and for populating the audit, compensation and nominating and corporate governance committees. While there are no specific minimum qualifications that a director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management or our industry, maintain academic or operational expertise in an area relating to our business and demonstrate practical and mature business judgment. As described above, our Corporate Governance Guidelines specify that the value of diversity of viewpoints, backgrounds and experiences on the board of directors should be considered by the nominating and corporate governance committee in the director identification and nomination process. The nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The nominating and corporate governance committee does not assign specific weighting to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee will consider stockholder recommendations for candidates to be nominated by our board of directors for election at the 2012 annual meeting of stockholders. Stockholders who want to recommend a potential director candidate for consideration by the nominating and corporate governance committee should send a written notice, addressed to the corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago Illinois 60606. This notice must include the same information as would be required under our bylaws in a stockholder’s notice to nominate a director at the 2012 annual meeting of stockholder. These information requirements are set forth in Sections 3.8(a)(2)(x) and 3.8(a)(2)(z)(i)–(vii) of our bylaws.

We also consider potential director candidates recommended by current directors, officers, employees and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. In 2010, we engaged Spencer Stuart, Inc., an executive search consulting firm, and paid related fees in the amount of $63,739.

The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. The review is typically based on any written materials provided with respect to potential candidates, and the committee reviews the materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by one or more members of the nominating and corporate governance committee. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes a recommendation to the full board of directors regarding whom should be nominated by the board of directors.

The nominating and corporate governance committee did not receive any director recommendations from a stockholder for consideration at the 2011 Annual Meeting. December 1, 2011 is the deadline established by the nominating and corporate governance committee for submission of potential director nominees for consideration by the nominating and corporate governance committee for nomination at the 2012 annual meeting of stockholders.

Audit Committee

Hyatt’s audit committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Rocca and Tuttle and Ms. Kronick, with Mr. Rocca serving as chairman. If Mr. Wooten is elected to the board of directors, the board of directors intends to appoint him to serve as a member of the audit committee in addition to Messrs. Rocca and Tuttle and Ms. Kronick. Our board of directors also determined that each of Messrs. Rocca, Tuttle and Wooten and Ms. Kronick is independent within the meaning of applicable SEC rules and the listing standards of the NYSE, and has determined that Mr. Rocca is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC. The audit committee has oversight responsibilities regarding:

•	the integrity of our financial statements and our financial reporting and disclosure practices;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of the independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the performance of our internal audit function and approval of the internal audit plan;

•	our compliance with legal and regulatory requirements in connection with the foregoing;

•	compliance with our Code of Ethics;

•

assisting the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management, and discussing with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing and approving procedures with respect to employee submission of and the Company’s response to complaints received regarding accounting, internal accounting controls or auditing matters; and

•

addressing requests for waivers of conflict of interest situations and addressing certain concerns related to accounting, internal accounting controls and auditing matters as provided in our Corporate Governance Guidelines.

Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Audit Committee Charter.”

Finance Committee

Our finance committee consists of Messrs. Pritzker, Trott and Penner and Ms. Pritzker, with Mr. Pritzker serving as chairman. The finance committee is responsible for reviewing with Company management strategies, plans, policies and significant actions relating to corporate finance matters, including, without limitation, the following matters:

•

long and short-term financings, including, without limitation (i) borrowing of funds from, or issuance of debt securities to, one or more lenders, in each case involving an amount in excess of $50,000,000, (ii) designation and issuance of our equity securities and matters related to the sale and marketing thereof, (iii) any financial guaranty in excess of $50,000,000, and (iv) any credit support in excess of $50,000,000;

•

changes in our capital structure, including, but not limited to, (i) cash and stock dividend policies, (ii) programs to repurchase our stock, (iii) issues relating to the redemption and/or issuance of our preferred stock, and (iv) stock splits;

•	investments (including the making of loans), divestitures and acquisitions, in each case involving an amount in excess of $50,000,000;

•	capital expenditures and leasing arrangements, in each case involving an amount in excess of $50,000,000; and

•	oversight of administration and asset management of our unfunded and funded employee benefit plans and amounts held for operating needs.

In addition to its review responsibilities described above, the finance committee has the power and authority to approve on behalf of the board of directors all matters set forth in the first bullet point above (except the issuances of equity) and all of the matters set forth in the third, fourth and fifth bullet points above. Approval of the following matters is specifically reserved to the full board of directors:

•	issuances of equity;

•	debt financings, financial guarantees and/or credit support involving in each case an amount in excess of $100 million;

•	all matters described in the second bullet point above;

•	merger, acquisition and divestiture activities involving companies, businesses or assets valued in each case in an amount in excess of $100 million; and

•	capital expenditures and leasing arrangements involving in each case an amount in excess of $100 million.

Our board of directors has adopted a written charter for our finance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Finance Committee Charter.”

Compensation Committee

Our compensation committee consists of Messrs. McDonald, Aronson and Friedman, with Mr. McDonald serving as chairman. Our board of directors has determined that each of Messrs. McDonald, Aronson and Friedman is independent within the meaning of the listing standards of the NYSE. However, Mr. Friedman is not an outside director for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-employee director under Section 16 of the Exchange Act. Accordingly, the compensation committee has appointed a sub-committee consisting of Messrs. McDonald and Aronson (the “Section 162(m) and Section 16 subcommittee”) to take actions with respect to any compensation intended to qualify as performance based compensation and be deductible under Section 162(m) or exempt from the “short-swing” rules under Rule 16b-3 of the Exchange Act. The compensation committee is authorized to discharge the responsibilities of the board of directors relating to:

•

the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable us to achieve superior operating results;

•	the goals, objectives and compensation of our president and chief executive officer, including evaluating the performance of the president and chief executive officer in light of those goals;

•	the compensation of our other executive officers and non-management directors;

•	ensuring that succession planning takes place for the chief executive officer and other senior management positions;

•	our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and

•	the issuance of an annual report on executive compensation for inclusion in our annual proxy statement.

Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Compensation Committee Charter.”

During 2010 the compensation committee relied upon information provided by Mercer (US) Inc. (“Mercer”) in setting compensation for our named executive officers, as more thoroughly discussed below under the section titled “Compensation Consultant Fees and Services.”

In making decisions about executive compensation, the compensation committee considered input from Mercer, our executive chairman, president and chief executive officer, chief human resources officer and our vice president of executive compensation. However, the compensation committee ultimately makes all compensation decisions regarding our executive officers, other than our executive chairman, whose compensation is approved by the full board of directors.

The compensation committee may delegate its duties to a subcommittee under the terms of its charter. In addition, under the terms of our Amended and Restated Long-Term Incentive Plan (as amended, the “LTIP”), the compensation committee may delegate to other members of the board of directors and to our officers the authority to make awards and to amend LTIP awards, except that it may not delegate the authority to make any awards to officers who are subject to Section 16 of the Exchange Act or to make awards to themselves. To date, other than the delegation to the Section 162(m) and Section 16 subcommittee, the compensation committee has not delegated any of its authority under the LTIP.

Compensation Consultant Fees and Services

Mercer was engaged by management directly to provide executive, director and other compensation services on which management and the compensation committee both rely. During 2010, Mercer performed the following services:

•	provided information and data so that we could assess the competitiveness of our executive and director compensation programs;

•	advised on current base and incentive compensation practices;

•	provided analysis regarding our total rewards program, deferred compensation programs, LTIP awards, and dilution and run-rate under the LTIP;

•	assisted in the design and provided advice regarding the implementation of an employee stock purchase plan;

•	assisted with international insurance proposals and renewal negotiations; and

•	provided communication support for our total rewards program and changes implemented in 2010 to such program.

Mercer supports the needs of both management and the compensation committee. The compensation committee has determined that it is not necessary to retain Mercer separately, or to retain its own compensation consultant, as the committee is confident that the advice it receives from Mercer is objective and not influenced by Mercer’s or its affiliates’ relationships with Hyatt. In particular, the individual executive compensation consultant used:

•	receives no incentive or other compensation based on the fees charged to Hyatt for other services provided by Mercer or any of its affiliates;

•	is not responsible for selling other Mercer or affiliate services to the Company; and

•	is prohibited by Mercer’s professional standards from considering any other relationships Mercer or any of its affiliates may have with Hyatt in rendering his advice and recommendations.

The following is a summary of the fees for professional services, as well as commissions with respect to international insurance matters, paid to Mercer and its affiliates for services rendered in 2010:

Fee Category	2010

Executive and Director Compensation Consulting	$178,004

Non-Executive Compensation Consulting	$429,719

Non-Executive Compensation Services by an Affiliate of Mercer	$1,449,098	(1)

Total	$2,056,821

(1)	Amount represents commissions and consulting fees paid to an affiliate of Mercer with respect to international insurance matters.

Compensation Risk Considerations

The compensation committee reviews and evaluates, in conjunction with management, the incentives and material risks arising from or relating to the Company’s compensation programs and arrangements and determines whether such incentives and risks are appropriate. A team made up of members from our internal audit and human resources departments reviewed the Company’s incentive compensation plans and programs in order to assess whether or not any such plans or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Management then reviewed such assessment with the compensation committee. In such assessment, the Company determined that the following policies discourage unreasonable or excessive risk-taking by executives:

•

base salary levels are commensurate with the overall experience, time in the role, and performance of each “named executive officer” (“NEO”) (and the competitive market) so that the executive officers are not motivated to take excessive risks to achieve a level of financial security;

•	annual incentive plans include a diverse mix of corporate and individual performance metrics, including non-financial measures;

•	annual incentive payouts are capped to ensure that no payout exceeds a specified percentage of salary, thereby moderating the impact of short-term incentives;

•	the mix of short- and long-term incentives is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards;

•

awards made under our LTIP are granted as a mix of stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) that vest over time which, together, encourage NEOs to focus on sustained stock price performance;

•	activities, controls and monitoring procedures are in place, including but not limited to compensation committee oversight, that mitigate risks associated with incentive compensation plans;

•

in addition to our chief executive officer and chief financial officer being subject to the clawback provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a compensation recovery policy, described below in the section titled “Share Ownership Requirement and Compensation Recovery Policy”; and

•	share ownership requirements align the long-term interests of NEOs with the interests of stockholders.

Based on these and other considerations, the Company concluded that there are no compensation policies or practices that create risks that are reasonably likely to have a material effect on the Company.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required by members of our board of directors.

Retainers and Committee Fees

Our directors who are also our employees do not receive any additional compensation for their services as our directors. Accordingly, Messrs. Pritzker and Hoplamazian do not receive any compensation for their services as directors. For 2010, members of the board of directors who are not our employees were entitled to receive annual cash retainers of $50,000 and stock compensation of $75,000. Directors may elect to receive their annual cash retainer in Class A common stock. For new non-employee directors, annual stock compensation is pro-rated based on the number of whole fiscal quarters served during the fiscal year. The annual cash and stock retainers are paid on the second to last business day of each quarter provided the director served for the full fiscal quarter. Committee members and the chairman of each committee received the following additional cash retainers for 2010:

Committee Name	Committee Member Retainer	Committee Chairman Retainer

Audit Committee	$9,000	$25,000

Compensation Committee	$3,000	$12,000

Nominating and Corporate Governance Committee	$3,000	$6,000

Finance Committee(1)	$3,000	$6,000

(1)	As an employee of the Company, Mr. Pritzker was not eligible to receive and did not receive a retainer for his service as chairman of the finance committee in 2010.

The chairman of a committee receives only the chairman retainer and does not also receive the committee member retainer. Committee retainers are paid in quarterly installments on the second to last business day of each quarter based on the individual’s service for such quarter. For 2010, each non-employee committee member received cash compensation of $1,200 for each full committee meeting attended (in person or by telephone). All of our directors are reimbursed for reasonable expenses incurred in connection with attending board of director meetings and committee meetings and for attending corporate functions on our behalf. To encourage our directors to visit and personally evaluate our properties, the directors are eligible for complimentary and discounted rooms at Hyatt-owned, operated or franchised hotels, as well as the use of hotel-related services when on personal travel.

Newly Elected Directors

In addition to the annual cash and stock compensation, each non-employee director upon joining the board of directors receives $75,000 of our Class A common stock based on the value of the shares on the date the director is first elected or appointed to the board of directors.

Non-Employee Director Stock Ownership Guidelines

Until January 1, 2011, our Corporate Governance Guidelines required that each non-employee director accumulate and own, directly or indirectly, at least $150,000 worth of our common stock (or common stock equivalents held under the Directors Deferred Compensation Plan described below) at all times during his or her tenure on the board of directors. As noted below under the section titled “2011 Director Compensation Changes,” this ownership requirement has been increased from $150,000 to $225,000 and our current non-employee directors have until November 2014 to meet this ownership requirement. Any new non-employee directors will have up to five years of service on the board of directors to meet this ownership requirement. If, after a director is required to meet the stock ownership guidelines, the market value of such director’s stock should fall below the target level, the director will not be permitted to sell any of our common stock until the market value again exceeds the target level. These sale limitations do not apply where the decline in value of the director’s holdings of our common stock is in connection with a change of control transaction.

Directors Deferred Compensation Plan

Each non-employee director may elect to defer all or any portion of his or her annual cash and annual stock retainers under our Directors Deferred Compensation Plan. Once an election is made to defer a retainer, the decision may be revoked or changed only for subsequent calendar years. Under the Directors Deferred Compensation Plan, a director who elects to defer any of his or her annual cash retainer may elect to have such amount invested in a notional cash account, which is credited with interest quarterly at the prime rate, or in stock units equivalent to our Class A common stock. Deferrals of annual stock retainers are invested in stock units equivalent to our Class A common stock. Any retainers deferred into stock units are entitled to receive additional stock units equal to the amount of any dividends payable on the stock units held by the director. The director may also elect to receive payment for any such deferrals at either the date of the director’s departure from the board of directors or on the last business day of March of the fifth year following the year in which such retainer was earned. Stock units are paid in shares of our Class A common stock from shares reserved for issuance under our LTIP.

2010 Director Compensation

The following table provides information related to the compensation of our non-employee directors earned for 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Bernard W. Aronson	$69,800	$75,049	$144,849

Richard A. Friedman(2)(3)	$10,200	$226,018	$236,218

Susan D. Kronick(2)(3)	$18,600	$226,018	$244,618

Mackey J. McDonald(2)(3)	$19,200	$226,018	$245,218

John D. Nichols(2)	$0	$125,078	$125,078

Gregory B. Penner(2)	$6,600	$125,078	$131,678

Penny Pritzker(2)	$12,150	$125,078	$137,228

Michael A. Rocca	$84,600	$75,049	$159,649

Byron D. Trott	$65,600	$75,049	$140,649

Richard C. Tuttle(2)	$25,200	$125,084	$150,284

(1)	Amounts shown represent the grant date fair value of stock or stock units in payment of annual stock retainers in 2010 as computed in accordance with Financial Accounting Standards Board (“FASB”) (Accounting Standards Codification (“ASC”)) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation, see Note 18 to the Consolidated Financial Statements for 2010 contained in our Annual Report on Form 10-K filed with the SEC on February 17, 2011. As described above under “Directors Deferred Compensation Plan,” directors may elect to defer their stock and cash fees into RSUs. The following table sets forth the aggregate number of outstanding RSUs held by each director as of December 31, 2010:

Name	Stock Units

Bernard W. Aronson	7,283

Richard A. Friedman	3,170

Mackey J. McDonald	6,058

John D. Nichols	11,342

Michael A. Rocca	7,915

Richard C. Tuttle	12,610

(2)	Mr. McDonald, Mr. Nichols, Mr. Penner, Ms. Kronick and Ms. Pritzker elected to receive their annual cash retainers of $50,000 in the form of our Class A common stock while Messrs. Friedman and Tuttle elected to defer their annual cash retainer of $50,000 into RSUs under the Directors Deferred Compensation Plan. As a result, each of these directors received 1,267 shares or RSUs (if deferred) based on the fair market value of our Class A common stock on the date the retainers were payable.

(3)	Messrs. Friedman and McDonald and Ms. Kronick were appointed to the board of directors effective June 2, 2009. Under the terms of our director compensation program in effect at that time, each received his or her initial stock retainer thirteen months following appointment, or July 2010. The number of shares paid to each director was determined by dividing $75,000 by $26.00, the deemed stock price on June 2, 2009. Notwithstanding the foregoing, the value of the shares reported in the table is based on a stock price of $35.00 representing the value deemed to be earned at the time that the shares were paid to the directors in July 2010.

2011 Director Compensation Changes

In September 2010, after reviewing relevant market data, the board of directors approved the following changes to the non-employee director compensation program effective January 1, 2011:

•	increased the annual cash retainer from $50,000 to $70,000;

•	eliminated the committee meeting fee of $1,200 per meeting;

•	increased the annual equity retainer from $75,000 to $105,000;

•	increased the director stock ownership requirement from $150,000 to $225,000;

•	increased the retainer for the chairman of the Compensation Committee from $12,000 to $25,000; and

•	provided that the annual equity retainer be paid annually on the date of the Company’s annual meeting of stockholders, rather than quarterly.

These changes were intended to simplify the program and make it more competitive.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the Compensation Discussion and Analysis set forth below and discussed its contents with the Company’s management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Mackey J. McDonald, Chairman

Bernard W. Aronson

Richard A. Friedman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee consists of Messrs. McDonald, Aronson and Friedman, with Mr. McDonald serving as chairman. None of the members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our compensation committee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors. Because of his affiliation with Goldman, Sachs & Co., Mr. Friedman had certain relationships with the Company during 2010 that are required to be disclosed under the SEC rules relating to disclosure of related party transactions. See the section below titled “Certain Relationships and Related Party Transactions” for more information.

ARTICLE III: EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes the compensation elements of our total rewards program for our NEOs, including our principal executive officer (“PEO”), principal financial officer (“PFO”) and our three most highly compensated executive officers. We are also including discussion and disclosure regarding our executive chairman as an NEO, even though he technically does not qualify as either our PEO or one of our three most highly compensated executive officers under the SEC proxy disclosure rules.

Our NEOs for 2010 were:

Name	Position
Thomas J. Pritzker	Executive Chairman of the Board

Mark S. Hoplamazian (PEO)	President and Chief Executive Officer

Harmit J. Singh (PFO)	Executive Vice President, Chief Financial Officer

Rakesh K. Sarna	Executive Vice President, Chief Operating Officer–International

H. Charles Floyd	Executive Vice President, Chief Operating Officer–North America

Stephen G. Haggerty	Executive Vice President, Global Head of Real Estate and Development

Our compensation committee is responsible for establishing, maintaining and administering our compensation programs for our NEOs and other executives.

Philosophy and Goals of Our Executive Compensation Program

Our goal is to be the preferred brand for guests and owners and the preferred employer for employees. We believe that this goal is central to and best promotes value creation for our stockholders. Our compensation philosophy is to provide an appropriate base of cash compensation and to align all incentive and long-term components of compensation to support long-term value creation for our stockholders. We have focused on defining annual financial and non-financial goals around metrics that we believe support and promote enhancement of long-term brand value. We believe that this is the best way to align our total rewards with creation of long-term stockholder value. To attract, recruit, develop, engage and retain the talent needed to deliver on this goal, our compensation programs are designed to:

•	retain the employee capabilities required to achieve our goal and appropriately motivate employees through the alignment of total rewards with performance goals;

•	address the needs and preferences of employees as individuals and as members of high-performing teams;

•

be innovative and competitive, recognizing the ever changing dynamics of the labor market and acknowledging that, in attracting, retaining and developing talent globally, we need to offer compelling employment opportunities; and

•	be cost effective and financially sustainable over time under varying business conditions.

To accomplish these goals, our executive compensation program is based on a total rewards program, which provides:

•	compensation, including forms of current cash and incentive compensation, as well as long-term stock-based compensation;

•	benefits, including retirement-related, healthcare and other welfare programs;

•	work/lifestyle programs, including paid-time off, specified number of free hotel stays and other programs that promote well-being; and

•	training and development.

Our total rewards program is designed to provide rewards for superior individual, team and organizational performance and to emphasize long-term incentive compensation and variable compensation.

For our NEOs, long-term incentive compensation in the form of stock-based awards was the predominant form of compensation in 2010 as shown below:

As a result, if Hyatt’s share value declines, so does the total compensation that our NEOs actually realize.

Alignment with Stockholder Interests

The compensation committee periodically reviews what it considers to be best practices in governance and executive compensation. As a result, the compensation committee believes that Hyatt’s executive compensation program is aligned with stockholders because Hyatt:

•	does not provide for tax reimbursement payments or gross-ups except in limited cases for new hire relocation;

•	has eliminated virtually all executive perquisites;

•	requires executive officers to maintain specific stock ownership levels to align their interests with stockholders;

•	has policies in place that provide for the forfeiture of vested and unvested equity awards in the event that an NEO competes with Hyatt or violates certain other restrictive covenants;

•	does not permit repricing of SARs or options without stockholder approval;

•	does not provide supplemental defined benefit pensions to executives;

•	generally provides limited severance protections for NEOs (see the section below titled “Potential Payments on Termination or Change in Control”);

•

does not use automatic single trigger arrangements that provide change in control payments or vesting of stock-based compensation without loss of employment or material adverse change in job duties; and

•	defines a change in control to occur only upon actual consummation of a transaction, not merely stockholder approval.

Role of the Outside Consultant

Mercer provides consulting services to management and our compensation committee to help:

•	assess the competitiveness of our executive compensation programs;

•	advise on current incentive compensation and executive benefit practices; and

•	assist with the preparation of this Compensation Discussion and Analysis.

Mercer consultants also work on our plan design for retirement, international benefits and manager incentives, as well as the administration of certain of our plans. See the section above titled “Compensation Consultant Fees and Services” for further information regarding services performed by Mercer in 2010.

Role of Executive Officers

In making decisions about executive compensation, the compensation committee invites our executive chairman, our president and chief executive officer, our chief human resources officer and our vice president of executive compensation to present various compensation proposals at the committee meetings and to answer any questions the committee may have. With respect to the compensation of our chief executive officer, the compensation committee meets in executive session with the executive chairman and, from time to time, our chief human resources officer is present at such meetings.

Market Data

Mercer helps us assess the market competitiveness of our NEOs’ annual cash and long-term incentives. In doing so, Mercer used several survey sources, and where data for comparable positions was available in the hospitality/restaurant or lodging industry they provided such data. In addition to any such data available from the hospitality/restaurant or lodging industry, Mercer provides general industry survey data for the compensation committee’s consideration. We include restaurant companies in our market data, along with our competitors in the hospitality and lodging business, as these are companies with which we compete for management talent. The restaurant companies included in our market data surveys also have a similar business profile to ours, in that they have franchise operations, in some cases they own restaurants that they manage, have global operations and scope, and are in a consumer facing and customer oriented service business.

In 2010, we reviewed the competitiveness of our compensation against the following peer group which was selected based on several factors, including business mix and model, revenues, global presence and the strength of their brands:

• Carnival Corporation	• Las Vegas Sands Corporation

• Marriott International Inc.	• Wyndham Worldwide Corporation

• Starwood Hotels and Resorts Worldwide, Inc.	• Brinker International, Inc.

• Boyd Gaming Corporation	• Wynn Resorts

• Starbucks Corporation	• Burger King Holdings, Inc.

• MGM Mirage	• Wendy’s/Arby’s Group, Inc.

• Darden Restaurants, Inc.	• Host Hotels & Resorts, Inc.

• Royal Caribbean Cruises, Ltd.	• Yum! Brands, Inc.

Going forward, Burger King Holdings, Inc. will be eliminated from the peer group because it is no longer a publicly traded company.

For 2010 we set our base salaries, annual incentive targets and long-term incentives by reference to the review of market competitiveness, although we did not benchmark or target our NEOs’ pay to any particular percentile or level or to any subset of the competitors listed above. Rather, we used the data obtained from this review merely as one of the reference points for determining how our NEOs’ compensation compared to market levels.

Arrangements for Mr. Pritzker

Mr. Pritzker is subject to a different compensation program than the other NEOs. His compensation program is discussed separately below, under “Executive Chairman Compensation.”

Key Elements of Total Rewards in 2010

Our total rewards programs include fixed and variable compensation as well as other benefits. We provide the following compensation elements to our NEOs:

Compensation Element	Purpose	Description
Base Salary	Fixed component of pay that fairly compensates the individual based upon level of responsibilities	Fixed cash payments

Annual Incentive	Align compensation with performance at the enterprise and business segment or functional level	Variable annual cash award

Long-Term Incentive	Reward for creating long-term stockholder value and provide alignment with stockholders	Equity instruments, including stock appreciation rights and restricted stock units

Employee Benefits	Retirement, health and other benefits that provide comprehensive long-term financial security to a globally mobile workforce, enable us to maintain a healthy and productive workforce and attract and retain employees	401(k) plan, deferred compensation programs with matching and retirement contributions, health, life and disability insurance as well as certain perquisites

Base Salary

Salaries for our NEOs are reviewed annually. Our NEOs’ salaries for 2010 reflected several factors, including overall experience, time in the role, performance, market levels and the desire to provide an appropriate base as part of their overall total rewards.

Messrs. Hoplamazian, Singh, Sarna, Floyd, and Haggerty were provided a base salary increase in 2010 (after not receiving a salary increase in 2009) with the increases ranging from approximately 2% to 2.5%. In addition, each NEO was provided a base salary increase of $11,200 to offset the elimination of perquisites related to financial planning, executive physicals and car allowances. See the section below titled “Executive Chairman Compensation” for a discussion of Mr. Pritzker’s 2010 base salary.

Annual Incentive

Our annual incentive plan provides at-risk compensation designed to reward executives for achievement of operating results over a one-year period. Incentives are based on both financial and non-financial metrics that are intended to balance overall focus on corporate financial performance, business unit financial performance and other initiatives that will strengthen our competitive position. Our annual incentive plan also includes a discretionary leadership component that provides flexibility in assessing how our executives are meeting the needs of our business.

Under the terms of his employment agreement, Mr. Pritzker is not eligible for annual incentives under our plan as his role is to focus on Hyatt’s long-term development. As such, he is eligible to receive long-term incentive awards through our long-term incentive program.

Mr. Hoplamazian’s target and maximum incentives are set according to the terms of his 2009 employment agreement. The target and maximum incentive opportunities for our other NEOs are determined based on references to market data and the individual’s role in the organization, overall experience and time in the role. In particular, the compensation committee considered the total compensation market data for these positions. The compensation committee did not set a pre-determined target weighting for the different forms of compensation or target to a certain percentile. Rather, they focused more on delivering a total compensation package which would attract a high level of talent while weighting more of the NEO’s total compensation potential on variable and long-term incentives, thereby aligning it with the interests of our stockholders. As a result of this review, the target annual and maximum incentive opportunities for Messrs. Singh, Sarna, Floyd, and Haggerty were increased in 2010. For 2010 performance, the target and maximum annual incentive opportunities as a percentage of base salary for each NEO who participated in our annual incentive plan were as follows:

Position	Target	Maximum
Mark S. Hoplamazian	150%	300%

Harmit J. Singh	85%	127.5%

Rakesh K. Sarna	100%	150%

H. Charles Floyd	100%	150%

Stephen G. Haggerty	80%	120%

For 2010, the annual incentive plan used the following types of incentive goals for each of our incentive eligible NEOs:

•

Hyatt Financial Performance: The compensation committee decided that it would evaluate the Company’s 2010 financial performance (“Hyatt Financial Performance”) relative to historic performance, the economy, and management’s outlook for 2010 as reviewed by the board of directors at the end of 2009. Factors considered included, but were not limited to, revenues, Adjusted EBITDA, net income and cash flow generated by the Company without setting specific targets for any of them. Executives would only be eligible for an award above target for the Hyatt Financial Performance component if 2010 Adjusted EBITDA exceeded 2009 Adjusted EBITDA of $406 million. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted EBITDA” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for our definition of Adjusted EBITDA.

•

Financial and Non-Financial MBOs: Financial and non-financial management objectives (“MBOs”), which are designed to incentivize each individual in his area of responsibility, as well as build brand value over time.

•	Leadership: Goals based on leadership, collaboration and fulfillment of our values.

For 2010, the weighting of incentive goals for each relevant NEO was as follows:

Goal	Hoplamazian	Singh	Floyd	Sarna	Haggerty
Hyatt Financial Performance	37.5%	25.0%	25.0%	25.0%	25.0%
Financial and Non-Financial MBOs	42.5%	55.0%	55.0%	55.0%	55.0%
Leadership	20.0%	20.0%	20.0%	20.0%	20.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%

The compensation committee reviewed Hyatt Financial Performance in 2010, in particular focusing on improvement in Adjusted EBITDA, net income and operating margins, and awarded the NEOs 150% of target for this component on the basis that financial performance exceeded expectations with a stronger than expected recovery.

Hoplamazian’s 2010 Annual Incentive

As shown above, Mr. Hoplamazian’s annual incentive for 2010 was weighted 37.5% on Hyatt Financial Performance, 42.5% on achievement of financial and non-financial MBOs, and 20% on leadership goals.

Mr. Hoplamazian’s financial and non-financial MBO goals for 2010 were:

•

Increase Market Share. Increase the ratio of hotels that increase market share relative to those for which market share decreased for each of International and North American full service hotels and North American select service hotels. The factors to be considered include the (a) breadth of improvement; (b) performance in each segment; (c) magnitude of improvement; and (d) achievement for North American select service hotels in both mid-week and weekend segments.

•	Capital Management. Deploy capital consistent with established capital structure targets and underwriting disciplines.

•

Asset Strategy. Develop a property recycling plan and evaluate monetization of other selected assets. Consider tax and earnings planning as well as alignment with overall strategic goals in this context.

•

Guest Satisfaction. Increase guest satisfaction for each of International hotels, North American full service hotels (for individual guests and for meeting planners) and North American select service hotels. The factors to be considered include the (a) breadth of improvement; (b) performance in each segment; (c) performance across segments; and (d) magnitude of improvement.

•

Associate Engagement. Assist in the establishment of action plans for the senior leadership team focused on increased associate engagement. Develop methodology to demonstrate connection between involving associates in decision-making with improvements in overall performance at the hotel level and at the corporate office.

•	Growth. Achieve the Company’s development goals in 2010.

•

Brands. Complete (a) enhanced definition and communication of each brand; (b) enhancement of a customer data management initiative; (c) enhance measurement tools used to measure total brand preference over time; (d) enhance brand identity and communication strategy for China by end of year; and (e) refine the distribution channel strategies by the end of 2010.

•

Organization. Refine organization structure to better align to customers and to support overall goals of increasing market share and guest satisfaction levels. Complete organizational and process changes in a variety of functional areas.

Based on input from our executive chairman and the review of our performance during 2010, the compensation committee awarded Mr. Hoplamazian 92% of his financial and non-financial MBO component. In doing so, the compensation committee considered Mr. Hoplamazian’s achievements in positioning the Company well for future growth, capital deployment, refinement of the asset strategy and development activities, and guest satisfaction scores. The compensation committee determined that the goals for improvement in market share, brand strategy and associate engagement had not been fully completed during the year.

The compensation committee awarded Mr. Hoplamazian 98% of the leadership component based on the compensation committee’s assessment of his leadership and fulfillment of Hyatt’s values in setting the tone for the overall enterprise.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Hoplamazian a 2010 annual incentive payment of $1,700,000.

Other NEOs’ 2010 Annual Incentives

The annual incentives for Messrs. Singh, Sarna, Floyd and Haggerty were weighted 25% on Hyatt Financial Performance, 55% on achievement of financial and non-financial MBOs for their areas of responsibility, and 20% on leadership goals. In assessing each of these NEO’s achievement of his MBOs and leadership goals, the compensation committee sought Mr. Hoplamazian’s input and recommendations; however, all decisions as to level of achievement were ultimately made by the compensation committee.

Singh’s 2010 Annual Incentive

As shown above, Mr. Singh’s annual incentive for 2010 was weighted 25.0% on Hyatt Financial Performance, 55.0% on achievement of financial and non-financial MBOs, and 20% on leadership goals.

Mr. Singh’s financial and non-financial MBO goals for 2010 were:

•

Capital Deployment. Support the deployment of capital against initiatives that will enhance brand preference, grow long-term stockholder value, returns on invested capital, and earnings, with the objective to enhance the Company’s presence in selected markets around the world and balance the Company’s risk profile, evaluate and quantify total exposures to different types of investments and across different geographies.

•

Capital Structure. Continue to evolve the long-term capital structure to improve debt-equity balance, improve balance between fixed and floating interest rates while maintaining investment grade ratings. Review capital and ownership structures of our joint ventures to evaluate underlying risks and opportunities associated with our investments.

•	Selected Activities to Support Long-Term Goals. Complete a financial shared services project, refine long-term tax strategy and deliver information technology programs at budgeted levels.

•

Organization. Continue to build a high functioning global finance, risk and technology team including investor relations group. Enhance talent and become an exporter of talent to other areas in the Company. Develop succession plans. Improve engagement within finance, risk and technology areas.

•

Processes. Develop and deliver effective and efficient processes in finance focusing on long range plan update processes, forecasting, budgeting, capital expenditures, audits, public company requirements and post audit review on investments.

The compensation committee awarded Mr. Singh 98% of his financial and non-financial MBO component based on completion of a financial shared services project, ongoing development of the finance, risk and technology team and other capital structure goals. The compensation committee determined that Mr. Singh did not fully achieve his goals in the areas of associate engagement and development of certain financial processes, resulting in less than 100% achievement.

The compensation committee awarded Mr. Singh 93% of the leadership component based on his support of our values, his leadership and collaborative efforts, and other areas of activity.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Singh a 2010 annual incentive payment of $534,000.

Sarna’s 2010 Annual Incentive

As shown above, Mr. Sarna’s annual incentive for 2010 was weighted 25.0% on Hyatt Financial Performance, 55.0% on achievement of financial and non-financial MBOs, and 20% on leadership goals.

Mr. Sarna’s financial and non-financial MBO goals for 2010 were:

•

International Operations Financial Performance. Enhance financial performance of the International Operations business unit for 2010 relative to historical performance, taking into consideration the economy and management’s outlook for international operations for 2010 as reviewed at the beginning of 2010.

•

Increase Market Share. Achieve market share goals for individual properties and demonstrate increase in market share across hotels in International Operations. The factors to be considered include the (a) breadth of improvement; (b) performance in each segment; (c) performance across segments; and (d) magnitude of improvement.

•

Organization. Finalize succession plan for corporate director level and above positions in the relevant offices and for all area vice presidents. Refine the technical services functions globally to align resources, personnel and processes to be consistent with needs in operations and in development. Retain and develop top talent.

•

Guest Satisfaction. Increase guest satisfaction in each international hotel. The factors to be considered include the (a) breadth of improvement; (b) performance in each segment; (c) performance across segments; and (d) magnitude of improvement.

•

Associate Engagement. Establish and implement action plans focused on increased associate engagement for International Operations leadership teams. Assist in the development of action plans for the senior leadership team and direct reports.

•	Brand Integrity. Ensure brand integrity for each brand, as measured by input from consumer and brand audits, guest input and historical performance.

•

Growth. Grow development pipeline and continue support of development efforts for other full-service brands in each region. For Hyatt Place — International, establish an operating model to cater to the forthcoming openings in collaboration with the Select team.

The compensation committee awarded Mr. Sarna 117% of his financial and non-financial MBO component based on improved financial performance internationally including increases in Adjusted EBITDA, gross operating margins and revenue per available room, market share performance, improvement in the performance of owned and joint venture hotels, and improvements in guest satisfaction and associate engagement.

The compensation committee awarded Mr. Sarna 97% of the leadership component based on his support of our values, his leadership and other areas of activity including enhanced collaborative efforts across different functional areas within the Company.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Sarna a 2010 annual incentive payment of $733,000.

Floyd’s 2010 Annual Incentive

As shown above, Mr. Floyd’s annual incentive for 2010 was weighted 25.0% on Hyatt Financial Performance, 55.0% on achievement of financial and non-financial MBOs, and 20% on leadership goals.

Mr. Floyd’s financial and non-financial MBO goals for 2010 were:

•

North American Operations Financial Performance. Enhance financial performance of the North American Operations business unit for 2010 relative to historical performance, taking into account the economy and management’s outlook for North American operations for 2010 as reviewed at the beginning of 2010, and field performance and assessments relating to property performance across each brand. Improvement in cost per occupied room for each full service and select service property.

•

Increase Market Share. Increase market share for North American full service hotels and North American select service hotels. The factors to be considered include the (a) breadth of improvement; (b) performance in each market; (c) performance across markets; and (d) magnitude of improvement.

•

Organization. Successful integration and coordination of Hyatt residential operations under North America operations. Direct, assist and support the corporate transactions group. Successful implementation of worldwide sales reorganization.

•

Guest Satisfaction. Increase guest satisfaction in each North American full service hotel (for individual guests and for meeting planners) and each select service hotel. The factors to be considered include the (a) breadth of improvement; (b) performance in each segment; (c) performance across segments; and (d) magnitude of improvement.

•

Associate Engagement. Establish and implement action plans focused on increasing associate engagement among North American leadership team members. Assist in the development of action plans for the senior leadership team and their direct reports.

•	Growth. Enhance North American operations support of development efforts. Increase focus on conversion opportunities.

•	Brands. Support engaging efforts to enhance brand differentiation and engage to ensure successful implementation of brand council.

The compensation committee awarded Mr. Floyd 108% of his financial and non-financial MBO component based on improved North America financial performance including increases in Adjusted EBITDA, productivity improvement, market shares gains in select service hotels, the performance of owned and joint venture hotels, and improvements in guest satisfaction.

The compensation committee awarded Mr. Floyd 97% of the leadership component for 2010 based on leadership performance and collaboration across different functions.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Floyd a 2010 annual incentive payment of $705,000.

Haggerty’s 2010 Annual Incentive

As shown above, Mr. Haggerty’s annual incentive for 2010 was weighted 25.0% on Hyatt Financial Performance, 55.0% on achievement of financial and non-financial MBOs, and 20% on leadership goals.

Mr. Haggerty’s financial and non-financial MBO goals for 2010 were:

•

Owned and JV Hotel Performance. Enhance financial performance of owned and joint venture hotels relative to historical performance, considering the economy and management’s outlook for the owned and joint venture hotels for 2010 as reviewed at the beginning of 2010, and input provided to Operations through asset management that leads to enhancement of results.

•

Capital Expenditures. Effectiveness, timeliness and overall management of capital expenditures. Assist in the development of the framework used for analyzing transactions and returns associated with capital expenditures in owned hotels.

•	Real Estate and Development. Focus on resource deployment and enhancement of resources, based on departmental budgets for 2010.

•

Organization. Support enhancement of brand preference for each brand with coordination among development, brand leadership and operations teams. Align residential development efforts, including participation in clarifying brand standards, with overall full service hotel development goals globally.

•

Associate Engagement. Establish and implement action plans focused on increasing associate engagement among the various teams within Real Estate and Development. Assist in the development of action plans for the senior leadership team and their direct reports.

The compensation committee awarded Mr. Haggerty 114% of his financial and non-financial MBO component based on an effective capital expenditure program, the performance of owned and joint venture hotels, and significant progress in development activities.

The compensation committee awarded Mr. Haggerty 97% of the leadership component based on leadership performance and collaboration across different functions.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Haggerty a 2010 incentive payment of $543,000.

The actual annual incentive compensation earned for 2010 performance expressed as a percentage of base salary as in effect at year end for each NEO who participated in the annual incentive plan was as follows:

Name	Actual
Mark S. Hoplamazian	173% of year-end salary (115% of target)

Harmit J. Singh	93% of year-end salary (110% of target)

Rakesh K. Sarna	121% of year-end salary (121% of target)

H. Charles Floyd	117% of year-end salary (117% of target)

Stephen G. Haggerty	96% of year-end salary (120% of target)

Long-Term Incentive

In 2010, we used equity in the form of SARs and RSUs granted under our LTIP as the means of providing long-term incentives to our executives. These grants are designed to:

•	drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders;

•	create strong alignment with the long-term interests of our stockholders;

•	assist in retaining highly qualified executives; and

•	contribute to competitive total rewards.

SARs are designed to deliver value to executives only if our stock price increases over the value at the time of grant. Each vested SAR gives the holder the right to receive the appreciation in the value of one share of our Class A common stock at the exercise date over the value of one share of our Class A common stock at the date of grant. Generally, SARs vest annually over four years (25% per year) and are settled by delivery of our Class A common stock.

RSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. RSUs were also granted in light of the fact that the lodging industry is cyclical, and the volatility of the value of an RSU is lower than the volatility of the value of a SAR. RSUs, accordingly, are intended to create a sense of ownership and to better align executives’ interests with our stockholders’ interests. Generally, RSUs vest equally over four years (25% per year) and are settled by delivery of shares of our Class A common stock.

In 2009 we adopted a retirement vesting policy which allows employees who have attained at least age 55 and whose age plus years of service equals at least 65 to continue vesting in their equity awards following retirement provided that they execute a release of claims and they do not compete with us during the remainder of the vesting period. We adopted this policy in order to allow employees who were close to retirement to realize the value of their long-term equity incentives granted in the final years of employment, as long as they do not engage in competitive activities following their retirement.

In determining the value of long-term incentive grants, we considered the market data, the individual’s potential contribution to our success and the relationship between each NEO’s short-term and long-term compensation. For 2010, the compensation committee determined that the long-term incentive awards to NEOs, apart from Mr. Pritzker, would be split evenly between RSUs and SARs.

In 2010, the compensation committee approved two equity grants for Messrs. Singh, Sarna, Floyd and Haggerty. One of the grants was in relation to 2009 and one was in relation to 2010. Historically, equity grants were granted annually based on achievements and efforts in the previous year, and were typically made in March or April of the year following the year of service in respect of which the grant was being made. Starting in 2010, the compensation committee determined that grants should be made on a prospective, rather than a retrospective basis and thus made an additional equity grant in May 2010 that related to 2010. In future years, it is anticipated that, absent special circumstances, only one annual grant will be made and that the grants will be made in the year of service in respect of which the grant is made.

The value for the annual long-term incentive grants for Messrs. Singh, Floyd, Sarna and Haggerty was set based on the compensation committee’s review of market practices. The actual number of SARs and RSUs granted was then determined based on applying a Black-Scholes value for the SARs and the value of our common stock for the RSUs on the date of grant. The allocation of grants between RSUs and SARs and the target value were established by the compensation committee based in part upon the recommendation of Mercer, and as reviewed by the chief human resources officer. Mercer’s recommendations were based on its review of market practices.

In addition to the normal annual grants, the compensation committee also approved additional RSU grants for Mr. Singh (10,000 RSUs) and Mr. Haggerty (17,500 RSUs) for special circumstances. Mr. Singh’s additional award recognized his leadership and efforts that contributed to Hyatt’s initial public offering and Mr. Haggerty’s grant was based on market comparisons.

Mr. Hoplamazian received an equity grant in May 2010 split equally between SARs and RSUs with a grant date fair value (computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation) of $3,324,977. These SARs and RSUs vest 25% each year over four years.

See the section below titled “Executive Chairman Compensation” for a discussion of Mr. Pritzker’s 2010 equity grant.

Employee Benefits

Our NEOs are eligible to receive employee benefits similar to all other salaried employees, such as participation in our 401(k) plan, with matching contributions, health, life and disability plans and severance benefits, as described in more detail in the section below titled “Potential Payments on Termination or Change in Control.” In addition, as described in more detail in the section below titled “Narrative to Summary Compensation Table,” we provide certain additional retirement and deferred compensation benefits to our NEOs, as well as limited perquisites. These additional employee benefits and perquisites make up the benefits/work/lifestyle portion of our total rewards package and allow us to compete in attracting and retaining executives.

Tax Deductibility and Accounting Considerations

We consider tax and accounting implications in designing our executive compensation programs and attempt to maximize the tax deductibility to us, while minimizing the tax consequences to our executives. As a newly public company, we intend to rely on certain transition rules available under Section 162(m) regarding compensation payable as a public company pursuant to plans and arrangements which were in place prior to becoming public and which were disclosed in our initial public offering prospectus. However, we may determine to pay compensation that is not tax deductible.

Share Ownership Requirement and Compensation Recovery Policy

In 2009 we adopted share ownership guidelines that require each of our NEOs (other than Mr. Pritzker) to hold SARs, RSUs (whether or not vested) or stock with a value within the following guidelines:

Hoplamazian	5 times base salary
Singh, Sarna, Floyd and Haggerty	3 times base salary

However, once an NEO reaches age 55 his ownership guideline will reduce by 10% per year until age 60. Our NEOs have five years to meet these goals. We adopted these share ownership guidelines as a means of requiring executives to hold equity and tie their interests to stockholders. Each NEO currently meets the guidelines.

We also have a compensation recovery policy, which, if the board of directors determines that an executive has engaged in fraudulent or willful misconduct that resulted in a restatement of our financial results, allows the board of directors (or a committee thereof) in its discretion to recover from such executive any bonus, equity compensation or profits received on equity compensation by such executive. In addition, each of the NEOs, apart from Mr. Pritzker, had been awarded RSU grants in 2008 and 2009 that contain forfeiture provisions for a material breach of the non-solicitation and noncompete covenants set forth in those agreements. Prior to being amended, under those agreements, if the NEO materially breached the covenants he would forfeit all outstanding equity awards, whether or not vested. In September 2010, after reviewing relevant market practices and considering the Company’s compensation philosophy, the compensation committee approved limiting what it considered to be the overly broad and punitive scope of these agreements. As amended, if an NEO materially breaches the covenants, he will forfeit the unvested portion of all awards and any awards that vested within one year prior to the earlier of the date of the breach or the NEO’s termination of service, as applicable.

Executive Chairman Compensation

In 2009, Mr. Pritzker entered into an employment agreement which was reviewed and approved by our compensation committee and our board of directors. Under this agreement Mr. Pritzker is entitled to the following compensation and benefits:

•	annual base salary of $475,000 (increased to $486,200 in 2010);

•

annual grants under the LTIP similar to other senior executives with a targeted grant date fair value (computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation) equal to 500% of base salary;

•	all future grants under the LTIP will continue to vest following his termination for any reason other than cause, provided he executes a general release of claims and he does not compete with Hyatt;

•

benefits and perquisites generally available to our senior executive officers from time to time including medical and dental insurance, life insurance, 401(k) plan, disability coverage, vacation benefits, monthly parking in Hyatt Center, corporate dining room privileges, and participation in our deferred compensation plan; and

•	severance in accordance with our general policies.

Under the terms of this agreement he is not eligible for participation in our annual incentive plan, as all of his performance and incentive-based compensation is designed to be earned through equity grants. In accordance with the terms of his employment agreement, Mr. Pritzker received a SAR grant with a grant value of $2,374,987 in 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Thomas J. Pritzker Executive Chairman of the Board	2010	$486,200	—	—	$2,374,987	—	$4,085	$93,013	$2,958,285
	2009	$422,917	—	—	—	—	$19,329	$145,643	$587,889
	2008	$535,000	$1,400,000	—	—	—	$20,605	$285,731	$2,241,336

Mark S. Hoplamazian	2010	$981,225	—	$1,662,484	$1,662,493	$1,700,000	—	$30,311	$6,036,513
President and Chief Executive Officer (Principal Executive Officer)	2009	$979,167	—	$831,242	$831,246	$983,000	—	$46,258	$3,670,913
	2008	$1,000,000	$810,000	$494,530	—	—	—	$38,960	$2,343,490
Harmit J. Singh	2010	$570,553	—	$1,243,675	$912,479	$534,000	—	$30,236	$3,290,943
Executive Vice President, Chief Financial Officer (Principal Financial Officer)	2009	$550,000	—	$802,503	$475,963	$370,000	—	$97,164	$2,295,630
	2008	$227,404	$1,280,000	$1,183,090	—	—	—	$407,242	$3,097,736

Rakesh K. Sarna Executive Vice President, Chief Operating Officer — International	2010	$602,070	—	$985,962	$985,973	$733,000	$476	$91,889	$3,399,370
	2009	$581,000	—	$1,785,745	$502,790	$340,000	$2,084	$81,010	$3,292,629
	2008	$575,833	$14,080	$3,185,355	$648,050	$185,920	$2,227	$167,760	$4,779,225

H. Charles Floyd Executive Vice President, Chief Operating Officer — North America	2010	$602,070	—	$985,962	$985,973	$705,000	$5,577	$55,235	$3,339,817
	2009	$581,000	—	$2,430,753	$502,790	$315,000	$26,387	$66,056	$3,921,986
	2008	$577,500	$16,646	$3,148,993	$563,550	$209,354	$26,879	$65,432	$4,608,354

Stephen G. Haggerty	2010	$565,165	—	$1,447,463	$867,859	$543,000	—	$20,404	$3,443,891
Executive Vice President, Global Head of Real Estate and Development	2009	$544,700	—	$692,679	$424,238	$305,000	—	$31,189	$1,997,806

(1)	The amounts in this column represent the portion of the NEO’s annual incentive which was discretionary or otherwise related to satisfaction of subjective qualitative goals.

(2)	Amounts shown represent the grant date fair value of SARs and RSUs granted in the year indicated as computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Consolidated Financial Statements for 2010 contained in our Annual Report on Form 10-K filed with the SEC on February 17, 2011.

(3)	All other compensation for 2010 includes:

Name	Corporate Dining Room Usage	Parking	401(k) Match and Contributions to DCP and Field Retirement Plan	Life Insurance and Long-Term Disability Premiums	Personal Use of Aircraft	Total
Thomas J. Pritzker	$1,707	$5,700	$21,800	$1,104	$62,702(a)	$93,013
Mark S. Hoplamazian	$1,707	$5,700	$21,800	$1,104	—	$30,311
Harmit J. Singh	$1,707	$5,700	$21,800	$1,029	—	$30,236
Rakesh K. Sarna	$1,707	$5,700	$79,712	$4,770	—	$91,889
H. Charles Floyd	$1,707	$5,700	$46,800	$1,028	—	$55,235
Stephen G. Haggerty	$1,707	$5,700	$12,000	$997	—	$20,404

(a)	Includes landing fees, crew expenses, catering, hangar/parking, fuel (based on the average yearly fuel costs incurred per hour flown) and maintenance and insurance policy cost for personal use of our aircraft.

Narrative to Summary Compensation Table

The actual value, if any, that an executive may realize from a SAR or RSU is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon the excess of the stock price over the base price on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table above. The amounts shown in the table above are computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation.

As part of our total rewards program, we offer the following employee benefit plans and perquisites:

Retirement Programs

In addition to our 401(k) plan that is available to employees generally, our NEOs may participate in the Deferred Compensation Plan (“DCP”) or the Hyatt International Hotels Retirement Plan (“Field Retirement Plan” or “FRP”), which are both non-qualified defined contribution plans.

401(k) Plan

Our 401(k) plan is an on-going, tax-qualified “401(k)” plan that matches 100% on the first 3% an employee contributes and 50% on the next 2% an employee contributes for a total match of 4% of an employee’s compensation up to the IRS limits for tax qualified plans.

Deferred Compensation Plan

The DCP allows executives to defer all or any portion of their base salary and annual incentive. We will make an employer contribution to the plan based on a designated contribution schedule. Messrs. Pritzker, Hoplamazian, Singh, Floyd, and Haggerty receive a dollar for dollar match on deferrals up to $12,000 annually. Mr. Sarna, who was formerly a participant in the Field Retirement Plan, began participating in this plan on May 1, 2010 and receives an employer contribution based upon his age and years of service as described below. Executives can select among various investment options and are eligible to receive their account balances when they terminate employment.

Field Retirement Plan

Our international executives are eligible for the FRP, pursuant to which we contribute a percentage of their salary each year. The amount of contribution depends upon the employee’s age and years of service or benefit level corresponding with their position. Mr. Sarna is the only NEO who participated in the FRP and he was eligible to receive contributions equal to 17% of his salary. In addition, Mr. Sarna, as part of the termination of our non-qualified supplemental defined benefit retirement plans in 2008 agreed to receive 50% of the normal scale for his contributions beginning in 2009. These contributions vest 25% per year after 2 years, with full vesting after 5 years. Based on his service, Mr. Sarna is fully vested in all contributions. Executives can also voluntarily contribute to the FRP. Executives’ voluntary contributions are fully vested. All contributions are held in an account for the participant, which are invested in various investments selected by us according to the direction of the participant.

On May 1, 2010, accounts for certain international executives were merged from the FRP into the DCP. On this date, Mr. Sarna ceased participation in the FRP and began participating in the DCP. His employer contribution rate remained the same.

Perquisites

We offer limited perquisites to our executives which we believe are reasonable and consistent with our total rewards program and our intention to attract and retain key executives. Perquisites that are provided include:

•	limited use of Hyatt hotel properties per the policy that is applicable to all Hyatt associates;

•	corporate dining room use; and

•	parking.

In 2010 we eliminated the personal financial planning, automobile allowance and executive physical perquisites and increased each NEO’s annual base compensation by a commensurate value of $11,200 as a result.

Messrs. Pritzker and Hoplamazian are permitted to use our corporate aircraft for personal travel. Under our aircraft usage policy, Mr. Hoplamazian may use up to 30 hours per year with Mr. Pritzker’s approval, and the compensation committee’s approval for personal travel over 30 hours. Mr. Hoplamazian did not use our corporate aircraft for personal travel in 2010.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(2)	Grant Date Fair Value of Stock and Options Awards(3)
			Threshold ($)	Target ($)	Maximum ($)
Thomas J. Pritzker
SARs	5/11/2010	5/7/2010				—	119,707	$40.96	$2,374,987

Mark S. Hoplamazian
			—	$1,477,845	$2,955,690
SARs	5/11/2010	5/7/2010				—	83,795	$40.96	$1,662,493
RSUs	5/11/2010	5/7/2010				40,588	—	—	$1,662,484

Harmit J. Singh
			—	$486,560	$729,840
SARs	5/11/2010	5/7/2010				—	25,201	$40.96	$499,988
SARs	3/2/2010	2/19/2010				—	25,894	$33.12	$412,491
RSUs	5/11/2010	5/7/2010				12,207	—	—	$499,999
RSUs	3/2/2010	2/19/2010				22,454	—	—	$743,676

Rakesh K. Sarna
			—	$604,044	$906,066
SARs	5/11/2010	5/7/2010				—	27,721	$40.96	$549,985
SARs	3/2/2010	2/19/2010				—	27,369	$33.12	$435,988
RSUs	5/11/2010	5/7/2010				13,427	—	—	$549,970
RSUs	3/2/2010	2/19/2010				13,164	—	—	$435,992

H. Charles Floyd
			—	$604,044	$906,066
SARs	5/11/2010	5/7/2010				—	27,721	$40.96	$549,985
SARs	3/2/2010	2/19/2010				—	27,369	$33.12	$435,988
RSUs	5/11/2010	5/7/2010				13,427	—	—	$549,970
RSUs	3/2/2010	2/19/2010				13,164	—	—	$435,992

Stephen G. Haggerty
			—	$453,614	$680,421
SARs	5/11/2010	5/7/2010				—	25,201	$40.96	$499,988
SARs	3/2/2010	2/19/2010				—	23,093	$33.12	$367,871
RSUs	5/11/2010	5/7/2010				12,207	—	—	$499,999
RSUs	3/2/2010	2/19/2010				28,607	—	—	$947,464

(1)	The amounts shown represent the target and maximum potential payments under the annual incentive program based on multiples of the NEO’s base salary as of December 31, 2010. See the section in the Compensation Discussion and Analysis section of this proxy titled “Annual Incentive” for a more detailed description of the incentive compensation program.

(2)	Equals the fair market value of our Class A common stock on the grant date as determined by the compensation committee under the LTIP.

(3)	Amounts shown represent the grant date fair value of SARs and RSUs granted in the year indicated as computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Consolidated Financial Statements for 2010 contained in our Annual Report on Form 10-K filed with the SEC on February 17, 2011.

Narrative to Grants of Plan-Based Awards Table

The actual value, if any, that an executive may realize from a SAR or RSU is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon there being a positive excess of the stock price on the date the award is exercised over the base price established at the award date. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the grant date fair value shown in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		SAR Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised SAR(#) Exercisable(1)	Number of Securities Underlying Unexercised SAR(#) Unexercisable(1)	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(3)
Thomas J. Pritzker	5/11/2010	—	119,707	$40.96	5/11/2020

Mark S. Hoplamazian	5/11/2010	—	83,795	$40.96	5/11/2020
	5/11/2010					40,588	$1,857,307
	10/1/2009	15,280	45,841	$29.10	10/1/2019
	10/1/2009					21,424	$980,362
	5/2/2008					5,525	$252,824
	7/1/2007	425,000	—	$62.80	7/1/2017

Harmit J. Singh	5/11/2010	—	25,201	$40.96	5/11/2020
	5/11/2010					12,207	$558,592
	3/2/2010	—	25,894	$33.12	3/2/2010
	3/2/2010					22,454	$1,027,495
	5/11/2009	8,263	24,790	$26.00	6/9/2019
	5/11/2009					26,899	$1,230,898
	9/10/2008					14,393	$658,624

Rakesh K. Sarna	5/11/2010	—	27,721	$40.96	5/11/2020
	5/11/2010					13,427	$614,420
	3/2/2010	—	27,369	$33.12	3/2/2010
	3/2/2010					13,164	$602,385
	5/11/2009	8,729	26,187	$26.00	6/9/2019
	5/11/2009					54,109	$2,476,028
	5/2/2008					34,875	$1,595,880
	5/2/2008	12,462	12,463	$58.18	5/2/2018
	7/1/2007	23,334	7,780	$62.80	7/1/2017

H. Charles Floyd	5/11/2010	—	27,721	$40.96	5/11/2020
	5/11/2010					13,427	$614,420
	3/2/2010	—	27,369	$33.12	3/2/2010
	3/2/2010					13,164	$602,385
	5/11/2009	8,729	26,187	$26.00	6/9/2019
	5/11/2009					86,232	$3,945,976
	5/2/2008					34,563	$1,581,603
	5/2/2008	10,836	10,839	$58.18	5/2/2018
	7/1/2007	22,500	7,500	$62.80	7/1/2017
	10/6/2006	68,750	—	$49.90	10/6/2016

Stephen G. Haggerty	5/11/2010	—	25,201	$40.96	5/11/2020
	5/11/2010					12,207	$558,592
	3/2/2010	—	23,093	$33.12	3/2/2010
	3/2/2010					28,607	$1,309,056
	5/11/2009	7,365	22,096	$26.00	6/9/2019
	5/11/2009					19,981	$914,331
	5/2/2008					10,175	$465,608
	5/2/2008	10,712	10,713	$58.18	5/2/2018
	7/1/2007	37,500	12,500	$62.80	7/1/2017

(1)	Represents SARs held by the NEOs. The SARs vest as follows:

	Grant Date	Vesting
Thomas J. Pritzker	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

Mark S. Hoplamazian	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	10/1/2009	25% per year commencing on August 1, 2010 and each anniversary of August 1 thereafter.

	7/1/2007	25% per year commencing on December 18, 2007 and each anniversary of December 18 thereafter.

Harmit J. Singh	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/11/2009	25% per year commencing on April 1, 2010 and each anniversary of April 1 thereafter.

Rakesh K. Sarna	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/11/2009	25% per year commencing on April 1, 2010 and each anniversary of April 1 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

H. Charles Floyd	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/11/2009	25% per year commencing on April 1, 2010 and each anniversary of April 1 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

	10/6/2006	25% per year commencing on October 6, 2007 and each anniversary of October 6 thereafter.

Stephen G. Haggerty	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/11/2009	25% per year commencing on April 1, 2010 and each anniversary of April 1 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

(2)	Represents RSUs held by the NEOs. The RSUs vest as follows:

	Grant Date	RSUs	Vesting
Mark S. Hoplamazian	5/11/2010	40,588	25% on each anniversary of May 11, commencing May 11, 2011.

	10/1/2009	28,565	25% on each anniversary of August 1, commencing August 1, 2010.

	5/2/2008	8,500	10/25/25/40% on each anniversary of April 1, commencing April 1, 2009.

Harmit J. Singh	5/11/2010	12,207	25% per year on each May 11, commencing May 11, 2011.

	3/2/2010	22,454	25% per year on each March 2, commencing March 2, 2011.

	5/11/2009	15,865	25% per year on each April 1, commencing April 1, 2010.

	5/11/2009	15,000	100% on April 1, 2018.

	9/10/2008	12,500	10/25/25/40% on each anniversary of July 31, commencing July 31, 2009.

	9/10/2008	7,835	10% per year commencing on July 31, 2009.

Rakesh K. Sarna	5/11/2010	13,427	25% per year on each May 11, commencing May 11, 2011.

	3/2/2010	13,164	25% per year on each March 2, commencing March 2, 2011.

	5/11/2009	16,759	25% per year on each April 1, commencing April 1, 2010.

	5/11/2009	51,923	10% per year commencing June 9, 2009, and then on April 1 of each subsequent year, except on April 1, 2012, on which 20% vests.

	5/2/2008	4,750	25% per year on each April 1, commencing April 1, 2009.

	5/2/2008	50,000	10/25/25/40% on each April 1, commencing April 1, 2009.

H. Charles Floyd	5/11/2010	13,427	25% per year on each May 11, commencing May 11, 2011.

	3/2/2010	13,164	25% per year on each March 2, commencing March 2, 2011.

	5/11/2009	16,759	25% per year on each April 1, commencing April 1, 2010.

	5/11/2009	76,731	2% per year commencing June 9, 2009, and then on each April 1 through 2014, 68% on April 1, 2015 and 4% per year thereafter on each April 1 with full vesting in April 1, 2020.

	5/2/2008	4,125	25% per year on each April 1, commencing April 1, 2009.

	5/2/2008	50,000	10/25/25/40% on each April 1, commencing April 1, 2009.

Stephen G. Haggerty	5/11/2010	12,207	25% per year on each May 11, commencing May 11, 2011.

	3/2/2010	28,607	25% per year on each March 2, commencing March 2, 2011.

	5/11/2009	14,141	25% per year on each April 1, commencing April 1, 2010.

	5/11/2009	12,500	25% per year on each April 1, commencing April 1, 2010.

	5/2/2008	4,100	25% per year on each April 1, commencing April 1, 2009.

	5/2/2008	12,500	10/25/25/40% on each April 1, commencing April 1, 2009.

(3)	Based on $45.76 per share, which was the closing price of our Class A common stock on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mark S. Hoplamazian	9,266	$361,713

Harmit J. Singh	7,874	$306,683

Rakesh K. Sarna	23,068	$894,808

H. Charles Floyd	19,254	$746,863

Stephen G. Haggerty	10,810	$419,320

(1)	No stock was delivered to Messrs. Hoplamazian, Singh, Sarna, Floyd and Haggerty upon the vesting of their RSUs in 2010. For Mr. Hoplamazian, 2,125 shares of Class A common stock underlying these vested RSUs are deliverable on the earlier of May 1, 2012, termination of service or a change in control, and 7,141 shares are deliverable on the earlier of September 1, 2013, termination of service or a change in control. For Mr. Singh, 3,125 shares of Class A common stock underlying these vested RSUs are deliverable on the earlier of August 31, 2012, termination of service or a change in control, 3,966 shares are deliverable on the earlier of May 1, 2013, termination of service or a change in control, and 783 shares are deliverable on the earlier of August 31, 2018, termination of service or a change in control. For Mr. Sarna, 13,687 shares of Class A common stock underlying these vested RSUs are deliverable on the earlier of May 1, 2012, termination of service or a change in control, 4,189 shares are deliverable on the earlier of May 1, 2013, termination of service or a change in control, and 5,192 shares are deliverable on the earlier of May 1, 2017, termination of service or a change in control. For Mr. Floyd, 13,531 shares of Class A common stock underlying these vested RSUs are deliverable on the earlier of May 1, 2012, termination of service or a change in control, 4,189 shares are deliverable on the earlier of May 1, 2013, termination of service or a change in control, and 1,534 shares are deliverable on the earlier of May 1, 2020, termination of service or a change in control. For Mr. Haggerty, 4,150 shares of Class A common stock underlying these vested RSUs are deliverable on the earlier of May 1, 2012, termination of service or a change in control, and 6,660 shares are deliverable on the earlier of May 1, 2013, termination of service or a change in control. In each case, these shares are also reflected in the “Non-Qualified Deferred Compensation Table” below.

(2)	Mr. Hoplamazian’s valuation has been determined by adding the sum of: (i) 2,125 RSUs multiplied by $38.79, which was the closing price of our Class A common stock on the date of vesting for those RSUs, and (ii) 7,141 RSUs multiplied by $39.11, which was the closing price of our Class A common stock on the date of vesting for those RSUs. Mr. Singh’s valuation has been determined by adding the sum of: (i) 3,966 RSUs multiplied by $38.79, which was the closing price of our Class A common stock on the date of vesting for those RSUs, (ii) 3,125 RSUs by $39.11, which was the closing price of our Class A common stock on the date of vesting for those RSUs, and (iii) 783 RSUs by $39.11, which was the closing price of our Class A common stock on the date of vesting for those RSUs. Messrs. Sarna, Floyd and Haggerty’s valuation has been determined by multiplying the aggregate number of RSUs that vested with regard to the applicable executive officer by $38.79, which was the closing price of our Class A common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below sets forth certain information as of December 31, 2010 with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Thomas J. Pritzker	DCP	—	$12,000		$3,916,800	(4)	—	$23,961,158
	TJP Plan	—	—		$4,957		—	$880,222

Mark S. Hoplamazian	DCP	$491,500	$12,000		$87,795		—	$1,244,182
	RSUs	—	$361,713	(3)	—			$462,909	(5)

Harmit J. Singh	DCP	$12,000	$12,000		$5,805		—	$46,819
	RSUs	—	$306,683	(3)	—		—	$453,391	(5)

Rakesh K. Sarna	DCP	—	$79,912		$3,440	(4)	—	$3,074,796
	RSUs	—	$894,808	(3)	—		—	$1,576,341	(5)

H. Charles Floyd	DCP	$30,008	$37,000		$811,742	(4)	—	$5,725,175
	RSUs	—	$746,863	(3)	—		—	$1,227,282	(5)

Stephen G. Haggerty	DCP	$43,415	$12,000		$20,078		—	$158,426
	RSUs	—	$419,320	(3)	—		—	$598,770	(5)

(1)	Includes amounts reflected under “Salary” in the Summary Compensation Table above for 2010 for Messrs. Floyd and Haggerty, and amounts reflected under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for 2009 for Messrs. Hoplamazian, Singh, and Haggerty, which was paid in 2010.

(2)	Of the total amounts shown in this column (other than for RSUs), the following amounts have been previously reported as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in the Summary Compensation Table for Mr. Pritzker: $4,988,278; Mr. Hoplamazian: $1,111,000; Mr. Singh: $24,000; Mr. Sarna: $263,559; Mr. Floyd: $220,338; and Mr. Haggerty: $81,442.

(3)	Based on the fair market value of our Class A common stock on the date of vesting.

(4)	Includes amounts reflected under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table above for 2010.

(5)	Based on $45.76, the closing price of our Class A common stock on December 31, 2010.

Narrative to Non-qualified Deferred Compensation Table

See description of the DCP and FRP under the “Narrative to Summary Compensation Table” above. Messrs. Pritzker, Hoplamazian, Singh, Floyd and Haggerty participated in the DCP in 2010. Mr. Sarna participated in the FRP until May 1, 2010 at which time he began participating in the DCP.

Mr. Pritzker has a nonqualified deferred compensation plan (the “TJP Plan”) in which he is fully vested and which is scheduled to pay out on January 1, 2012. Pursuant to Mr. Pritzker’s employment agreement, the Company no longer makes contributions to the TJP Plan. Amounts in the TJP Plan earn interest at the short term applicable federal rate set by the IRS.

In 2010 we merged the account balances of all other non-qualified defined contribution plans that we previously maintained other than the TJP Plan into the DCP, but retained vesting and payment schedules for those plans. Accordingly, the participants in these plans had earnings on their accounts under these plans credited according to the terms of those plans through the date of the merger. These additional plans, their vesting and payment schedules and the manner in which earnings were calculated under these plans are as follows:

RDICP — Participants vest in their contributions based on years of service but forfeit their accounts if terminated for cause. Participants become entitled to payment of their accounts upon the later of termination of employment or age 55 or on account of death or disability and are paid in a lump sum or in up to 15 annual installments as elected by the participant and this will continue under the DCP. Participants’ accounts were credited with interest annually at a rate equal to the average annual rate for 20 year Treasury securities, constant maturity as published in the Federal Reserve Statistical Release H15 for the calendar year prior to the year in which interest credit is made, plus 100 basis points (the “20 + 100 Rate”). Messrs. Pritzker and Floyd had account balances under the RDICP during 2010 and were fully vested in their accounts.

RDICP II — Participants in the RDICP II vest based on a participant’s age at retirement and years of participation in the RDICP II, with 50% of a participant’s account vesting at age 55, and 10% vesting for each additional year of age at retirement, with 100% vesting at age 60 or older. Once vested, a participant became entitled to payment of his account upon the earlier of termination, death or disability, and are paid in a lump sum or installments of up to 15 years as elected by the participant. Participants’ accounts in the RDICP II were credited with interest on their RDICP II accounts at the 20 + 100 Rate, similar to the RDICP. Mr. Floyd was the only NEO with a prior account balance under the RDICP II.

RDICP-Int’l — Participants vest in their contributions based on years of service with Hyatt International and its affiliated entities, including with us, but forfeit their accounts if terminated for cause. Participants become entitled to payment of their accounts upon the later of termination of employment or age 55 or on account of death or disability and accounts are payable as elected by the participant in a lump sum, life annuity, joint and survivor annuity or such other annuity form as the participant may request. Mr. Sarna was the only NEO who had a prior account under in the RDICP-Int’l and he was fully vested in his account.

RDICP II-Int’l — Participants in the RDICP II-Int’l vest based on a participant’s age at retirement and years of participation in the RDICP II-Int’l, with 50% of a participant’s account vesting at age 55, and 10% vesting for each additional year of age at retirement, with 100% vesting at age 60 or older. Participants’ accounts under the RDICP II-Int’l are payable once vested at termination, death or disability in a lump sum. However, prior to December 31, 2005 a participant could elect payment in installments; provided that all installments were paid by the time the participant attained age 60. Participants were credited with interest on their RDICP II — Int’l accounts at the 20 + 100 Rate. Mr. Sarna was the only NEO who had a prior account under the RDICP II-Int’l.

HHDIP — Participants vest in their contributions based on years of service but forfeit their accounts if terminated for cause. Participants’ vested accounts are paid upon the earlier of termination of employment, death or disability in a lump sum. Participants’ accounts were credited with interest annually at the 20 + 100 Rate. Mr. Sarna was the only NEO with a prior account under the HHDIP and he was fully vested in his account.

Potential Payments on Termination or Change in Control

Severance

In 2010, all NEOs were entitled to severance in the event of a termination of employment under the Hyatt Hotels Corporation Corporate Office Severance Plan, which is applicable to U.S. based corporate headquarters and certain divisional employees. Benefits are paid under the plan only if the eligible employees are laid off or terminated without cause and are offset by any amounts required to be paid in lieu of notice under WARN or WARN-like state laws. In addition, if the eligible employee elects COBRA continuation coverage under our group health plan, we will pay the eligible employee the difference between the premiums charged for COBRA and the amount the eligible employee would have paid as an active employee for such coverage during the eligible employee’s severance period. Severance can be paid in a lump sum or over the severance period in the discretion of the Company, however, severance will not be paid in a lump sum if it would violate Section 409A of the Code. All severance is subject to execution of a general release of claims.

Under the terms of the Severance Plan our NEOs are eligible to receive the following severance for the following severance periods:

Position	Weeks of Base Salary/Severance Period
Executive Chairman of the Board Chief Executive Officer	Seventy-eight (78)
Executive Officers of Hyatt Hotels Corporation as defined by the Chief Executive Officer	Fifty-two (52)

Mr. Pritzker’s employment agreement provides that he is entitled to terminate his employment and claim severance if he is not re-appointed as executive chairman.

Mr. Singh’s initial employment letter provides that if he is terminated without “cause” or for “good reason” prior to August 4, 2011 his severance will not be less than $2,000,000 and if after August 4, 2011, his severance will not be less than $1,000,000. In all cases he would receive one year of continued medical benefits and vest in the next tranche of his special 7,835 RSU grant and the 12,500 RSU grant made in 2008.

For this purpose “cause” shall mean Mr. Singh’s:

•	engagement in gross negligence or willful misconduct in the performance of his material duties or responsibilities;

•	failure after written notice to perform his material duties or his material breach of any agreement relating to his employment, if such failure or breach remains uncured for 14 days after notice; or

•	conviction or no contest plea to a felony.

For this purpose “good reason” means if we, without his consent:

•	change his title, position or lines of direct reporting responsibility;

•	materially and adversely change his duties or responsibilities;

•	fail to pay or provide him with any base salary bonus or other compensation or benefits specified in the letter agreement; or

•	relocate his primary office more than 50 miles from our current Chicago headquarters.

Mr. Haggerty’s initial employment letter provides that if he is terminated without “cause” prior to June 11, 2011, he will receive two years base salary and continued medical benefits as severance. If he is terminated without “cause” after June 11, 2011 he will receive base salary and continued medical benefits for one year as severance. Mr. Haggerty’s receipt of severance under his employment letter is subject to his signing a general release of claims. His right to continued medical benefits will cease if he secures other medical benefits following his termination of employment.

Change in Control

Each executive officer is entitled to enhanced severance benefits under our Executive Officer Change in Control Plan, if the executive officer’s employment is terminated without cause or the executive officer is constructively terminated within twenty-four months following a change in control or within three months prior to the change in control. In such event our executive chairman and chief executive officer would each receive severance equal to two times his base salary and target annual incentive for the year of termination, and all other executive officers would receive severance equal to one times their base salary and target annual incentive. All of the executive officers would also be eligible for a pro rata target annual incentive for the year of termination and we will pay the executive officer the difference between the premiums charged for COBRA and the amount the eligible employee would have paid as an active employee for such coverage, regardless of whether or not they elect COBRA coverage. All severance will be paid in a lump sum if permitted by Section 409A of the Code. Otherwise severance will be paid in installments over twenty-four months for our executive chairman and chief executive officer, or twelve months for all other executive officers. All severance benefits are subject to execution of a general release of claims, and are offset by any other severance or pay in lieu of notice under WARN or WARN-like state laws. We do not provide for tax reimbursement payments or gross-ups related to a change in control.

Equity Awards

Outstanding awards under our LTIP will fully vest if a participant’s employment is terminated within 12 months following a change in control, provided such awards are assumed by a successor in the change in control. If awards are not assumed by a successor then the compensation committee may in its discretion fully vest the awards upon the change in control.

Outstanding SAR and RSU awards will fully vest if a participant’s employment is terminated by reason of death or disability. If Mr. Hoplamazian is terminated other than for cause, provided he executes a general release of claims and he does not compete with us, he will continue to vest in his SARs and will be fully vested in his RSUs, although such RSUs will not be payable until the vesting dates set forth in his award agreements. In addition, recipients of special RSU awards in both 2008 and 2009 will be treated as having an additional year of vesting if their employment is terminated by us for reasons other than “detrimental conduct.” Detrimental conduct includes engaging in conduct constituting:

•	a felony;

•	gross negligence or willful misconduct in the performance of the participant’s duties and responsibilities;

•

willful violation of a material policy, including, without limitation, any policy relating to confidentiality, honesty, integrity and/or workplace behavior, which violation has resulted or may reasonably be expected to result in harm to us, our stockholders, directors, officers, employees or customers;

•

improper internal or external disclosure or use of confidential information or material concerning us or any of our stockholders, directors, officers, or employees which use or disclosure has resulted or may reasonably be expected to result in harm to us;

•	public disparagement of us or any of our stockholders, directors, officers or employees; and/or

•	willful violation of any stockholders’ agreement or other material agreements entered into by the participant with us in connection with or pursuant to the LTIP.

The following table summarizes the severance, the value of SARs and RSUs that would vest, and the value of other benefits that our NEOs would receive upon (i) termination of employment by the Company without cause not in connection with a change in control, or (ii) termination of employment without cause or a constructive termination in connection with a change in control. The following assumptions were used in creating the table:

•	a stock price of $45.76 per share, which was the closing price of our Class A common stock on December 31, 2010; and

•	termination of employment as of December 31, 2010 (for the scenarios that include a termination of employment).

The amounts shown do not include payments of vested benefits under our tax qualified and non-qualified retirement and deferred compensation plans or the value of vested SARs and RSUs that were vested prior to December 31, 2010.

Item	Name	Termination of Employment by Company Without Cause	Change in Control — Termination of Employment Without Cause or Constructive Termination
Cash Severance	Thomas J. Pritzker	$729,300	$972,400
	Mark S. Hoplamazian	$1,477,845	$4,926,150
	Harmit J. Singh	$2,000,000	$2,000,000
	Rakesh K. Sarna	$604,044	$1,208,088
	H. Charles Floyd	$604,044	$1,208,088
	Stephen G. Haggerty	$1,134,036	$1,134,036

Annual Incentive (Year of Termination)	Thomas J. Pritzker	—	—
	Mark S. Hoplamazian	—	$1,477,845
	Harmit J. Singh	—	$486,560
	Rakesh K. Sarna	—	$604,044
	H. Charles Floyd	—	$604,044
	Stephen G. Haggerty	—	$453,614

Equity Vesting	Thomas J. Pritzker	$574,594	$574,594
	Mark S. Hoplamazian	$4,256,420	$4,256,420
	Harmit J. Singh	$865,253	$4,413,725
	Rakesh K. Sarna	$809,600	$6,285,081
	H. Charles Floyd	$642,224	$7,740,752
	Stephen G. Haggerty	$1,135,477	$4,097,064

Medical Benefits	Thomas J. Pritzker	$8,416	$11,221
	Mark S. Hoplamazian	$4,829	$6,438
	Harmit J. Singh	$9,302	$9,302
	Rakesh K. Sarna	$3,256	$3,256
	H. Charles Floyd	$5,316	$5,316
	Stephen G. Haggerty	$10,632	$10,632

Total	Thomas J. Pritzker	$1,312,310	$1,558,215
	Mark S. Hoplamazian	$5,739,094	$10,666,853
	Harmit J. Singh	$2,874,555	$6,909,587
	Rakesh K. Sarna	$1,416,900	$8,100,469
	H. Charles Floyd	$1,251,584	$9,558,200
	Stephen G. Haggerty	$2,280,145	$5,695,346

ARTICLE IV: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2	—	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011. D&T also served as Hyatt’s independent registered accounting firm for fiscal year 2010, and the services provided to us by D&T in fiscal year 2010 are described under “Independent Registered Public Accounting Firm’s Fees” below. Representatives of D&T will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of D&T as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board of directors is submitting the selection of D&T to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding D&T’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hyatt and our stockholders.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Hyatt Hotels Corporation for the fiscal year ended December 31, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

In addition to retaining D&T to audit the Company’s consolidated financial statements, the audit committee retained D&T to provide various other services in fiscal years 2010 and 2009. The following table presents fees for professional services rendered by D&T for fiscal years 2010 and 2009. The audit committee approved all of the fees presented in the table below.

Type of Fees	FY 2010	FY 2009
Audit Fees(1)	$4,400,850	$5,756,000

Audit-Related Fees(2)	652,000	841,000

Tax Fees(3)	3,860,200	1,794,000

All Other Fees(4)	0	0

Total	$8,913,050	$8,390,000

The following are footnotes to the above table, in accordance with SEC definitions:

(1)	Audit fees represent D&T fees for professional services for the audit of the Company’s consolidated financial statements included in our annual report on Form 10-K, review of quarterly financial statements, accounting consultation and other attest services that are typically performed by the independent public accountant, and services that are provided by D&T in connection with statutory and regulatory filings. In 2009 these included fees for services provided by D&T in connection with our initial public offering of Class A common stock and private placement bond offering.

(2)	Audit-related fees consist principally of D&T fees for audits as required under our agreements with our hotel owners.

(3)	Tax fees are fees for tax compliance, tax advice and tax planning.

(4)	All other fees are fees billed by D&T to Hyatt for any services not included in the first three categories. There were no such services in fiscal years 2010 and 2009.

POLICY ON AUDIT COMMITTEE PREAPPROVAL OF AUDIT AND PERMISSIBLE NONAUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the audit committee. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the audit committee chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the audit committee chair must report to the full audit committee on any pre-approval determinations). All services provided to us by D&T for fiscal years 2010 and 2009 were pre-approved by the audit committee. D&T may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee. In addition, before the audit committee will consider granting its approval, the Company’s management must have determined that such specific non-prohibited non-audit services can be best performed by D&T based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

The audit committee has adopted a policy that prohibits our independent auditors from providing:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation services;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources services;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (the “PCAOB”) or the SEC determines, by regulation, is impermissible.

ARTICLE V: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Audit Committee,” the audit committee has done the following things:

•

Prior to the filing on February 17, 2011 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, reviewed and discussed with management and D&T the Company’s audited consolidated financial statements.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•

Discussed with D&T the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T, and any other matters required to be communicated to the committee by D&T under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•

Evaluated D&T’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the audit committee concerning independence and discussions with D&T regarding its independence.

Based on the reviews and discussions with management and D&T cited above, including the review of D&T’s disclosures and letter to the audit committee and review of the representations of management and the reports of D&T, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC.

Audit Committee of the Board of Directors

Michael A. Rocca, Chairman

Susan D. Kronick

Richard C. Tuttle

ARTICLE VI: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement).

As described in the Compensation Discussion and Analysis beginning on page 26 of this proxy statement, our executive compensation program is designed to promote long-term brand value for the Company, a goal which we believe, in turn, is central to the creation of long-term economic value for our stockholders. Our compensation program is designed to attract, recruit, develop, engage and retain the talent needed to achieve long-term brand value and to appropriately motivate our executive officers. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative set forth on pages 39 to 50 of this proxy statement are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related discussion as disclosed in this proxy statement, is hereby APPROVED.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 3 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

ARTICLE VII: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4 — FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company requests that the stockholders vote, on an advisory basis, to hold a stockholder advisory vote on executive compensation every year. Stockholders are afforded the opportunity to indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years or stockholders may abstain from voting on the proposal.

Our board of directors believes that holding an advisory vote on executive compensation every year provides our board of directors with direct and immediate feedback from stockholders on our executive compensation policies and procedures.

As an advisory vote, this proposal is not binding upon the Company. However, our board of directors values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote.

The board of directors unanimously recommends that, with regard to Proposal No. 4, stockholders vote, on an advisory basis, to hold an advisory vote on executive compensation EVERY YEAR.

ARTICLE VIII: STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 18, 2011 information regarding:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our NEOs;

•	each of our directors and nominees for the board of directors; and

•	all of our directors and executive officers as a group.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned is based on 44,539,406 shares of Class A common stock outstanding as of April 18, 2011 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned is based on 129,466,000 shares of Class B common stock outstanding as of April 18, 2011. Each share of Class B common stock is convertible at any time into one share of Class A common stock. The information shown in the table with respect to the percentage of total common stock beneficially owned is based on 174,005,406 shares of common stock outstanding as of April 18, 2011. The information shown in the table with respect to the percentage of total voting power is based on 174,005,406 shares of common stock outstanding as of April 18, 2011, and assumes that no shares of Class B common stock outstanding as of April 18, 2011 have been converted into shares of Class A common stock.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Class A common stock or Class B common stock. Beneficial ownership rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise provided, the address of each individual listed below is c/o Hyatt Hotels Corporation, 71 S. Wacker Drive, 12th Floor, Chicago, Illinois 60606.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
5% or greater stockholders:
Pritzker Family Group(2)	11,640	*	104,353,914	80.6%	60.0%	77.9%
Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, in their capacity as co-trustees(3)	—	—	5,149,874	4.0%	3.0%	3.8%
CIBC Trust Company (Bahamas) Limited in its capacity as trustee(4)	—	—	4,698,863	3.6%	2.7%	3.5%
Trustees of the Thomas J. Pritzker Family Trusts and Other Reporting Persons(5)	—	—	18,044,396	13.9%	10.4%	13.5%
Trustees of the Nicholas J. Pritzker Family Trusts(6)	—	—	5,846,633	4.5%	3.4%	4.4%
Trustees of the James N. Pritzker Family Trusts and Other Reporting Persons(7)	8,470	*	7,055,432	5.4%	4.1%	5.3%
Trustees of the Karen L. Pritzker Family Trusts(8)	—	—	8,584,104	6.6%	4.9%	6.4%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons(9)	3,170	*	8,731,294	6.7%	5.0%	6.5%
Trustees of the Daniel F. Pritzker Family Trusts(10)	—	—	10,001,457	7.7%	5.7%	7.5%
Trustees of the Anthony N. Pritzker Family Trusts(11)	—	—	9,524,762	7.4%	5.5%	7.1%
Trustees of the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons(12)	—	—	16,879,919	13.0%	9.7%	12.6%
Trustees of the Jay Robert Pritzker Family Trusts(13)	—	—	9,316,593	7.2%	5.4%	7.0%
Trustees of the Richard Pritzker Family Trusts(14)	—	—	520,587	*	*	*
Investment funds affiliated with The Goldman Sachs Group, Inc.(15)	11,548	*	12,654,050	9.8%	7.3%	9.4%
Madrone GHC, LLC and affiliated entities(16)	—	—	10,187,641	7.9%	5.9%	7.6%
Abu Dhabi Investment Authority(17)	4,757,200	10.7%	—	—	2.7%	*
FMR LLC and affiliated entities(18)	5,309,640	11.9%	—	—	3.1%	*
OppenheimerFunds, Inc.(19)	4,472,542	10.0%	—	—	2.6%	*
Baron Capital Group, Inc. and affiliated entities(20)	4,056,709	9.1%	—	—	2.3%	*
Cohen & Steers, Inc. and affiliated entities(21)	2,375,178	5.3%	—	—	1.4%	*

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
Named Executive Officers, Directors and Director Nominee:
Thomas J. Pritzker(22)	—	—	5,149,874	4.0%	3.0%	3.8%
Mark S. Hoplamazian(23)	176,075	*	—	—	*	*
Harmit J. Singh(24)	16,897	*	—	—	*	*
Rakesh K. Sarna(25)	5,611	*	—	—	*	*
H. Charles Floyd(26)	23,978	*	—	—	*	*
Stephen G. Haggerty(27)	7,952	*	—	—	*	*
Bernard W. Aronson(28)	2,687	*	—	—	*	*
Richard A. Friedman(29)	11,548	*	12,654,050	9.8%	7.3%	9.4%
Susan D. Kronick	8,579	*	—	—	*	*
Mackey J. McDonald	2,522	*	—	—	*	*
John D. Nichols(30)	4,346	*	—	—	*	*
Gregory B. Penner(31)	15,500	*	10,187,641	7.9%	5.9%	7.6%
Penny Pritzker(32)	3,170	*	—	—	*	*
Michael A. Rocca	574	*	—	—	*	*
Byron D. Trott	3,581	*	—	—	*	*
Richard C. Tuttle	3,078	*	—	—	*	*
James H. Wooten, Jr.	—	—	—	—	—	—
All directors and executive officers as a group (19 persons)(33)	292,174	*	27,991,565	21.6%	16.3%	20.9%

*	Less than 1%.

(1)	Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all outstanding common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. The information shown in the table with respect to the percentage of total voting power is based on 174,005,406 shares of common stock outstanding as of April 18, 2011, and assumes that no shares of Class B common stock outstanding as of April 18, 2011 have been converted into shares of Class A common stock.

(2)	See footnotes (3) through (14) below. Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, in their capacity as co-trustees of Pritzker family U.S. situs trusts, CIBC Trust Company (Bahamas) Limited in its capacity as trustee of Pritzker family non-U.S. situs trusts, and the trustees of the Thomas J. Pritzker Family Trusts, the Nicholas J. Pritzker Family Trusts, the James N. Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, the Penny Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the Anthony N. Pritzker Family Trusts, the Gigi Pritzker Pucker Family Trusts, the Jay Robert Pritzker Family Trusts, the Richard A. Prizker Family Trusts and certain other reporting persons described in footnotes (3) through (14) below (collectively, the “Pritzker Family Group”) are party those certain agreements described in footnotes (3) through (14) below, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the members of the Prizker Family Group may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(3)	Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198213), represents 5,149,874 shares of Class B common stock held of record by U.S. situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, including Mr. Thomas J. Pritzker, our executive chairman, and Ms. Penny Pritzker, one of our directors, and their immediate family members. Mr. Thomas J. Pritzker, Mr. Marshall E. Eisenberg, and Mr. Karl J. Breyer are co-trustees of all such U.S. situs trusts and have shared voting and investment power over such shares. The co-trustees and the adult beneficiaries of all of these U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and, with respect to stock owned by or for the benefit of Thomas J. Pritzker, Penny Pritzker, Gigi Pritzker Pucker and their respective lineal descendants, the Amended and Restated Agreement Relating to Stock, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Messrs. Pritzker, Eisenberg, and Breyer, not individually, but solely in the capacity as co-trustees of the trusts, is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606.

(4)	Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223), represents 4,698,863 shares of Class B common stock held by non-U.S. situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, including Mr. Thomas J. Pritzker, our executive chairman, and Ms. Penny Pritzker, one of our directors, and their immediate family members, and certain subsidiaries owned by them. CIBC Trust Company (Bahamas) Limited serves as trustee of all such non-U.S. situs trusts and has sole voting and investment power over such shares. The trustee and the adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Foreign Global Hyatt Agreement and, with respect to stock owned by or for the benefit of Thomas J. Pritzker, Penny Pritzker, Gigi Pritzker Pucker and their respective lineal descendants, the Amended and Restated Agreement Relating to Stock, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(5)

Represents (i) 6,929,258 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which Marshall E. Eisenberg serves as trustee and has sole voting and investment power over such shares, (ii) 921,888 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares and (iii) 6,198,857 shares of Class B common stock held of record by T11M2 HHC, L.L.C. and 3,994,393 shares of Class B common stock held of record by THHC, L.L.C., both of which are owned by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which John A. Miller serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Relating to Stock, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Marshall E. Eisenberg, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606; for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas; and for John A. Miller, not individually, but solely in the capacity as trustee of the trusts represented by clause (iii), is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606.

(6)	Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283) and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 1,638,511 shares of Class B common stock held of record by trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Marshall E. Eisenberg serves as trustee and has sole voting and investment power over such shares and (ii) 4,208,122 shares of Class B common stock held of record by trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Marshall E. Eisenberg and Nicholas J. Pritzker serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Marshall E. Eisenberg, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 10 South Wacker Drive, Suite 1860, Chicago, Illinois 60606; and for Marshall E. Eisenberg and Nicholas J. Pritzker, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is 10 South Wacker Drive, Suite 1860, Chicago, Illinois 60606.

(7)

Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421) and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 300 shares of Class A Common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (ii) 8,170 shares of Class A common stock held of record by Paratrooper, LLC, which is owned by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iii) 5,478,873 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iv) 34,505 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (v) 1,485,051 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which JP Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares and (vi) 57,003 shares of Class B common stock held of record by trusts for the benefit of James N. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Charles E. Dobrusin and Harry B. Rosenberg, not individually, but solely in the capacity as co-trustees of the trusts represented by clauses (i) through (iii), is 104 South Michigan Avenue, Suite 900, Chicago, Illinois 60603 and 10 South Wacker Drive, 40th Floor, Chicago, Illinois 60606, respectively; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (iv), is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for JP Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (v), is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (vi), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(8)	Based solely on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367) and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 7,023,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate, Walter W. Simmers and Lucinda Falk serve as co-trustees and share voting and investment power over such shares, (ii) 971,068 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate and Walter W. Simmers serve as co-trustees and share voting and investment power over such shares, (iii) 513,983 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Walter W. Simmers serve as co-trustees and share voting and investment power over such shares and (iv) 76,005 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendents, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate, Walter W. Simmers and Lucinda Falk serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Andrew D. Wingate, Walter W. Simmers and Lucinda Falk, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i), is 35 Windsor Road, North Haven, Connecticut 06473, One State Street, 14th Floor, Hartford, Connecticut 06103 and 27 Overlook Drive, Greenwich, Connecticut 06830, respectively; for Andrew D. Wingate and Walter W. Simmers, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is 35 Windsor Road, North Haven, Connecticut 06473 and One State Street, 14th Floor, Hartford, Connecticut 06103, respectively; for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Walter W. Simmers, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate, Walter W. Simmers and Lucinda Falk not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(9)

Represents (i) 3,170 shares of Class A common stock held by Penny Pritzker, individually, (ii) 7,307,195 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which John Kevin Poorman serves as trustee and has sole voting and investment power over such shares and (iii) 1,424,099 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendents, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. Ms. Pritzker and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the

Amended and Restated Global Hyatt Agreement, the Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Relating to Stock, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Penny Pritzker is 71 South Wacker Drive, 47th Floor, Chicago, Illinois 60606, for John Kevin Poorman, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (iii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(10)	Based solely on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198390) and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 8,288,331 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and has sole voting and investment power over such shares and (ii) 1,713,126 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendents, of which CIBC Trust Company (Bahamas) Limited and Leonard Loventhal serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Lewis M. Linn, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 3555 Timmons Lane, Suite 800, Houston, Texas 77027; and for CIBC Trust Company (Bahamas) Limited and Leonard Loventhal, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas and 3555 Timmons Lane, Suite 800, Houston, Texas 77027, respectively.

(11)	Based solely on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198366) and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 7,618,663 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and has sole voting and investment power over such shares and (ii) 1,906,099 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents, of which Lewis M. Linn and CIBC Trust Company (Bahamas) Limited serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Lewis M. Linn, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 3555 Timmons Lane, Suite 800, Houston, Texas 77027; and for CIBC Trust Company (Bahamas) Limited and Lewis M. Linn, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas and 3555 Timmons Lane, Suite 800, Houston, Texas 77027, respectively.

(12)	Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254), represents (i) 7,284,670 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which Gigi Pritzker Pucker and Edward W. Rabin serve as co-trustees and share voting and investment power over such shares, (ii) 1,255,317 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendents, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares and (iii) 5,071,791 shares of Class B common stock held of record by G14M2 HHC, L.L.C. and 3,268,141 shares of Class B common stock held of record by GHHC, L.L.C., both of which are owned by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which Gigi Pritzker Pucker and Edward W. Rabin serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement, the Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Relating to Stock, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Gigi Pritzker Pucker and Edward W. Rabin, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i), is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606; for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas; and for Gigi Pritzker Pucker and Edward W. Rabin, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii), is 71 South Wacker Drive, 46th Floor, Chicago, Illinois 60606.

(13)	Based solely on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198370), and as reported in a selling stockholder questionnaire provided in connection with our filing of a registration statement on Form S-3 on February 25, 2011, represents (i) 7,486,499 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which Thomas J. Muenster serves as trustee and has sole voting and investment power over such shares and (ii) 1,830,094 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Thomas J. Muenster, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 201 S. Phillips Avenue, Suite 233, Sioux Falls, South Dakota 57104; and for CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(14)

Based solely on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198265), represents 520,587 shares of Class B common stock held of record by trusts for the benefit of Richard Pritzker and certain of his lineal descendants, of which Westamerica Bank serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the principal business and principal office for Westamerica Bank, not individually, but solely in the capacity as trustee of the trusts, is 4550 Mangels Blvd., MAC A-2K, Fairfield, California 94534.

(15)	Based in part on information contained in a Schedule 13G filed on February 16, 2010, as amended on February 14, 2011, represents (i) 1,624,272 shares of Class B common stock held of record by GS Sunray Holdings Parallel Subco, L.L.C., (ii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco I, L.L.C., (iii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco II, L.L.C. (collectively, the “Goldman Sachs Sunray Entities”), (iv) 7,096 shares of Class A common stock held of record by The Goldman Sachs Group, Inc., (v) 940 shares of Class A common stock held by Goldman, Sachs & Co., and (vi) 3,512 shares of Class A common stock beneficially owned by Richard A. Friedman. The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 12,654,050 shares of Class B common stock which are collectively owned by the Goldman Sachs Sunray Entities, which are owned directly or indirectly by investment partnerships, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner. Goldman, Sachs & Co. is the investment manager for certain of the investment partnerships which own directly or indirectly the Goldman Sachs Sunray Entities. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities share voting power and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities disclaims beneficial ownership of the shares of Class B common stock owned directly or indirectly by the Goldman Sachs Sunray Entities, except to the extent of their pecuniary interest therein, if any. Pursuant to the 2007 Stockholders’ Agreement, until the later of (i) December 31, 2013 and (ii) the date that Mr. Thomas J. Pritzker is no longer the chairman of our board of directors, the Goldman Sachs Sunray Entities have agreed to vote all 12,654,050 shares of their Class B common stock consistent with the recommendations of a majority of the board of directors with respect to all matters. With respect to 9,497,313 shares of Class B common stock, the Goldman Sachs Sunray Entities have also agreed to certain limitations with respect to the sale of such shares of common stock. See the section titled “Certain Relationships and Related Party Transactions” below, and Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of the Goldman Sachs Sunray Entities, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. is 200 West Street, New York, NY 10282.

(16)

Based solely on information contained in a Schedule 13G filed on February 12, 2010, as amended on February 7, 2011, represents (i) 5,393,337 shares of Class B common stock held of record by Madrone GHC, LLC (“Madrone GHC”), (ii) 3,835,647 shares of Class B common stock held of record by Lake GHC, LLC (“Lake GHC”) and (iii) 958,657 shares of Class B common stock held of record by Shimoda GHC, LLC (“Shimoda GHC”). Mr. Penner is a manager of Madrone GHC, Lake GHC and Shimoda GHC and has shared voting and investment power with respect to the shares of Class B common stock owned by such entities. Mr. Penner disclaims beneficial ownership of the shares held by Madrone GHC, Lake GHC and Shimoda GHC, except to the extent of his proportionate pecuniary interest in such shares. Pursuant to the 2007 Stockholders’ Agreement, until the later of (i) December 31, 2013 and (ii) the date that Mr. Thomas J. Pritzker is no longer the chairman of our board of directors, Madrone GHC, Lake GHC and Shimoda GHC have agreed to vote all of their common stock consistent with the recommendations of a majority of the board of directors with respect to all matters. With respect to 7,687,641 shares of Class B common stock, Madrone GHC, Lake GHC and Shimoda GHC have also agreed to certain limitations with respect to the sale of such shares of common stock. See the section titled “Certain Relationships and Related Party Transactions” below, and Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information. The address of Madrone GHC, Lake GHC and Shimoda GHC is 3000 Sand Hill Road, Building 1, Suite 150, Menlo Park, CA 94025.

(17)	Based solely on information contained in a Schedule 13G filed on December 14, 2009, Abu Dhabi Investment Authority beneficially owns 4,757,200 shares of Class A common stock with sole power to vote and dispose of all such shares. The principal business address of Abu Dhabi Investment Authority is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, UAE.

(18)	Based solely on information contained in a Schedule 13G/A filed on February 14, 2011 (the “FMR 13G”), Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5,309,640 shares of Class A common stock; the ownership of one investment company, Fidelity Growth Company Fund, amounted to 4,373,440 shares of Class A common stock. According to the FMR 13G, each of Edward C. Johnson 3d, chairman of FMR LLC, and FMR LLC, has sole power to dispose of the 5,309,640 shares, and neither FMR LLC nor Edward C. Johnson 3d has sole or shared power to vote or direct the voting of the shares. According to the FMR 13G, through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of FMR LLC, Fidelity and Fidelity Growth Company Fund is 82 Devonshire Street, Boston, MA 02109.

(19)	Based solely on information contained in a Schedule 13G filed on February 10, 2011, OppenheimerFunds, Inc. beneficially owns 4,472,542 shares of Class A common stock, with shared power to vote and shared power to dispose of all such shares. OppenheimerFunds, Inc. disclaims beneficial ownership of such shares. The principal business address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10281.

(20)	Based solely on information contained in a Schedule 13G filed on February 14, 2011 (the “BAMCO 13G”), Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc. beneficially own an aggregate of 4,056,709 shares of Class A common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared power to vote 3,805,408 shares of Class A common stock and shared power to dispose of 4,056,709 shares of Class A common stock, (ii) BAMCO Inc. has shared power to vote 3,491,925 shares of Class A common stock and shared power to dispose of 3,743,226 shares of Class A common stock and (iii) Baron Capital Management, Inc. has shared power to vote 313,483 shares of Class A common stock and shared power to dispose of 313,483 shares of Class A common stock. The principal business address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(21)	Based solely on information contained in a Schedule 13G filed on February 14, 2011 (the “CS 13G”), (i) Cohen & Steers, Inc. beneficially owns 2,375,178 shares of Class A common stock, with sole power to vote 1,720,934 of such shares and sole power to dispose of 2,375,178 of such shares, (ii) Cohen & Steers Capital Management, Inc. beneficially owns 2,255,995 shares of Class A common stock, with sole power to vote 1,639,529 of such shares and sole power to dispose of 2,255,995 of such shares, and (iii) Cohen & Steers Europe S.A. beneficially owns 119,183 shares of Class A common stock, with sole power to vote 81,405 of such shares and sole power to dispose of 119,183 of such shares. According to the CS 13G, Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., and Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. together hold a 100% interest in Cohen & Steers Europe S.A. The principal business address of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The principal business address of Cohen & Steers Europe S.A. is Chausse de Hulpe 116, 1170 Brussels, Belgium.

(22)	Represents 5,149,874 shares of Class B common stock beneficially owned by Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, in their capacity as co-trustees as described in footnote (3). Mr. Pritzker and his immediate family members are beneficiaries of certain of the trusts referenced in footnotes (3) and (4). Does not include the 29,926 SARs held by Mr. Pritzker that are currently exercisable or that will become exercisable within sixty days after April 18, 2011 at an exercise price of $40.96. The number of shares that Mr. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(23)	Includes 10,147 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 10,147 RSUs held by Mr. Hoplamazian. The total number of shares to be issued to Mr. Hoplamazian will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Hoplamazian that are currently exercisable or that will become exercisable within sixty days after April 18, 2011: (a) 425,000 SARs at an exercise price of $62.80; (b) 15,280 SARs at an exercise price of $29.10; and (c) 20,948 SARs at an exercise price of $40.96. The number of shares that Mr. Hoplamazian will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(24)	Includes 3,051 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 3,051 RSUs held by Mr. Singh. The total number of shares to be issued to Mr. Singh will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Singh that are currently exercisable or that will become exercisable within sixty days after April 18, 2011: (a) 16,526 SARs at an exercise price of $26.00; (b) 6,473 SARs at an exercise price of $33.12; and (c) 6,300 SARs at an exercise price of $40.96. The number of shares that Mr. Singh will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(25)	Includes 3,356 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 3,356 RSUs held by Mr. Sarna. The total number of shares to be issued to Mr. Sarna will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Sarna that are currently exercisable or that will become exercisable within sixty days after April 18, 2011: (a) 31,114 SARs at an exercise price of $62.80; (b) 18,693 SARs at an exercise price of $58.18; (c) 17,458 SARs at an exercise price of $26.00; (d) 6,842 SARs at an exercise price of $33.12; and (e) 6,930 SARs at an exercise price of $40.96. The number of shares that Mr. Sarna will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(26)	Includes 3,356 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 3,356 RSUs held by Mr. Floyd. The total number of shares to be issued to Mr. Floyd will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Floyd that are currently exercisable or that will become exercisable within sixty days after April 18, 2011: (a) 68,750 SARs at an exercise price of $49.90; (b) 30,000 SARs at an exercise price of $62.80; (c) 16,256 SARs at an exercise price of $58.18; (d) 17,458 SARs at an exercise price of $26.00; (e) 6,842 SARs at an exercise price of $33.12; and (f) 6,930 SARs at an exercise price of $40.96. The number of shares that Mr. Floyd will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(27)	Includes 3,051 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 3,051 RSUs held by Mr. Haggerty. The total number of shares to be issued to Mr. Haggerty will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Haggerty that are currently exercisable or that will become exercisable within sixty days after April 18, 2011: (a) 50,000 SARs at an exercise price of $62.80; (b) 16,068 SARs at an exercise price of $58.18; (c) 14,730 SARs at an exercise price of $26.00; (d) 5,773 SARs at an exercise price of $33.12; and (e) 6,300 SARs at an exercise price of $40.96. The number of shares that Mr. Haggerty will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(28)	Includes 785 shares of Class A common stock held of record by National Financial Services, LLC FBO: Bernard W. Aronson. Mr. Aronson has sole voting and investment power with respect to the shares of common stock held in such individual retirement account.

(29)	Represents (i) 12,654,050 shares of Class B common stock held of record collectively by the Goldman Sachs Sunray Entities (ii) 7,096 shares of Class A common stock held of record by The Goldman Sachs Group, Inc., (iii) 940 shares of Class A common stock held by Goldman, Sachs & Co., and (iv) 3,512 shares of Class A common stock beneficially owned by Mr. Friedman. Mr. Friedman is a Partner and a Managing Director of Goldman, Sachs & Co. and the head of Goldman, Sachs & Co’s Merchant Banking Division. Mr. Friedman is also chairman of the corporate investment committee of the merchant banking division and member of the management committee of The Goldman Sachs Group, Inc. Mr. Friedman disclaims beneficial ownership of the shares of common stock held by The Goldman Sachs Group, Inc., Goldman, Sachs & Co., the Goldman Sachs Sunray Entities or their affiliates, except to the extent of his pecuniary interest therein, if any. As compensation for his service as a director of Hyatt, Mr. Friedman is eligible to receive shares of Class A common stock or RSUs pursuant to the LTIP. Mr. Friedman has an understanding with The Goldman Sachs Group, Inc. pursuant to which any shares of Class A common stock he receives in his capacity as a director of Hyatt will be held for the benefit of The Goldman Sachs Group, Inc. See footnote (15) above for information regarding The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities. The address of Mr. Friedman is 200 West Street, New York, NY 10282.

(30)	Includes 1,176 shares of Class A common stock held of record by the Nichols Family Limited Partnership. John D. Nichols has shared voting and investment power with respect to the shares of common stock held by the Nichols Family Limited Partnership. Mr. Nichols disclaims beneficial ownership of the shares held by the Nichols Family Limited Partnership, except to the extent of his proportionate pecuniary interest in such shares.

(31)	Represents (i) 14,409 shares of Class A common stock received by Mr. Penner as compensation for his services as a director under the LTIP, (ii) 5,393,337 shares of Class B common stock owned of record by Madrone GHC, (iii) 3,835,647 shares of Class B common stock held of record by Lake GHC, (iv) 958,657 shares of Class B common stock held of record by Shimoda GHC, and (v) 1,091 shares of Class A common stock held of record by Shimoda Holdings, LLC. Mr. Penner is a manager of Madrone GHC, Lake GHC, Shimoda GHC, and Shimoda Holdings, LLC and has voting and investment power with respect to the shares of common stock owned by such entities. Mr. Penner disclaims beneficial ownership of the shares held by Madrone GHC, Lake GHC, Shimoda GHC, and Shimoda Holdings, LLC, except to the extent of his proportionate pecuniary interest in such shares. See also footnote (16) above.

(32)	Represents 3,170 shares of Class A common stock held of record by Ms. Penny Pritzer. Ms. Pritzker and her immediate family members are beneficiaries of certain of the trusts referenced in footnotes (3), (4) and (9). Neither Ms. Pritzker nor any of her immediate family members has voting or investment power over the shares held by such trusts.

(33)	Includes 26,470 shares of Class A common stock issuable on May 11, 2011 upon the vesting of 26,470 RSUs held by our executive officers. The total number of shares to be issued to our executive officers will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs collectively held by our directors and current executive officers, in the aggregate, that are currently exercisable or that will become exercisable within sixty days of April 18, 2011: (a) 556,856 SARs at an exercise price of $62.80; (b) 12,375 SARs at an exercise price of $61.42; (c) 72,767 SARs at an exercise price of $58.18; (d) 120,312 SARs at an exercise price of $49.90; (e) 86,063 SARs at an exercise price of $26.00; (f) 33,721 SARs at an exercise price of $33.12; (g) 84,579 SARs at an exercise price of $40.96; and (h) 15,280 SARs at an exercise price of $29.10. The number of shares that each individual will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our Class A common stock to file initial reports of their ownership of our Class A common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Class A common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2010, our directors, officers and owners of more than 10% of our Class A common stock complied with all applicable filing requirements, except for the following: One Form 4 was filed two business days late on August 23, 2010 by Thomas J. Pritzker. This Form 4 related to the August 17, 2010 allocation and distribution of 75,978,487 shares of Class B common stock from the Pritzker Family U.S. Situs Trusts (of which Mr. Pritzker serves as a co-trustee) to mirror trusts and subtrusts, with no change in beneficiaries. This Form 4 duplicated the information contained in a Form 4 filed on a timely basis by the Pritzker Family U.S. Situs Trusts on August 17, 2010. Four Form 3s were filed late on August 26, 2010 relating to four separate purchases of shares of Class A common stock on the open market on March 29, 2010 by Paratrooper, LLC, a limited liability company owned by JNP Parachute Trust #2, JNP Parachute Mirror Trust A and JNP Parachute Mirror Trust B, trusts for the benefit of James N. Pritzker. Additionally, three Form 4s relating to seven subsequent purchases of Class A common stock on the open market by Paratrooper, LLC occurring between April 8, 2010 and July 7, 2010 were filed late on August 26, 2010.

ARTICLE IX: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Current Relationships and Related Party Transactions

Agreements Relating to the Hyatt Center

Sublease Agreements

Simultaneously with our entering into our office lease at 71 South Wacker Drive, Chicago, Illinois (commonly known as the Hyatt Center) in June 2004, we entered into sublease agreements with each of CC-Development Group, Inc. (“Vi”), H Group Holding, Inc. (“H Group”), Pritzker Realty Group, L.P. (“PRG”) and The Pritzker Organization, LLC (“TPO”), among others, under which we sublease a portion of our rentable space at the Hyatt Center. Vi, H Group and PRG are owned by Pritzker family business interests. Ms. Penny Pritzker, one of our directors, is the chairman of and consultant to Vi and the president and chief executive officer of PRG. TPO is owned by a trust for the benefit of Mr. Thomas J. Pritzker, our executive chairman. Mr. Pritzker is also the chairman and chief executive officer of TPO. The square footage of the subleased premises, the commencement date and the termination date of the sublease term, and the annual net rent per square foot during the initial sublease term, payable in monthly installments, under our sublease agreements, as amended, with Vi, H Group, PRG and TPO are as follows:

	Square Footage	Commencement Date	Initial Termination Date	Annual Net Rent Per Square Foot
Vi	54,242	February 1, 2005	February 29, 2020	$25.85 – $34.11

H Group	5,760	February 1, 2005	February 29, 2020	$25.85 – $35.94

PRG	21,390	July 1, 2005	December 16, 2011	$27.24 – $36.04

TPO	16,557	July 1, 2005	December 16, 2011	$27.24 – $30.68

Each subtenant is also obligated to pay as additional rent their respective share of taxes, operating expenses and shared facilities costs related to the subleased premises. All rent payments under the sublease agreements are paid by the respective subtenants directly to the owner of the Hyatt Center.

With respect to each sublease agreement, at the time we entered into these sublease agreements, our landlord at the Hyatt Center executed a master landlord recognition agreement whereby it acknowledged the applicable sublease agreement and agreed to recognize the subtenant on a direct lease basis in the event the office lease with us is terminated or if the subtenant elects to extend the term of the sublease beyond the initial term. We are not released from any liability or obligations under the office lease as a result of our sublease arrangements.

Omnibus Office Services Agreement

We are party to an Omnibus Office Services Agreement with Vi, H Group, TPO, Pritzker Family Office, L.L.C. (“Pritzker Family Office”) and PRG, among others, relating to the Hyatt Center. Pritzker Family Office is owned by trusts for the benefit of Mr. Thomas J. Pritzker, Ms. Penny Pritzker and Ms. Gigi Pritzker Pucker. Certain tenants party to the agreement, including us, have entered into various service contracts with vendors for services such as copy, messenger, newspaper and telecommunications services. Multiple tenants and subtenants of the Hyatt Center utilize various services under the service agreements and this agreement establishes a system for the administration of the service contracts, including the methodology by which the fees with respect to each service contract are allocated among the applicable service users (such as by headcount or square footage leased). PRG acts as an administrator under the agreement and has responsibility for the administration and management of certain of the service contracts. Under the agreement, PRG also provides office management services relating to the premises and facilities of the Hyatt Center shared by subtenants who are party to the agreement. Each party pays PRG an administrative fee determined by PRG based on budgets prepared of the projected costs for the administrative services and office management services for the following calendar year. The term of the agreement continues indefinitely unless terminated earlier by prior written notice. In 2010, we made payments of $4,853 to Vi, which payments represented our allocation of costs for services provided to us under service contracts.

We also contract for various services related to telecommunications and facilities maintenance, which are used by PRG, Vi, H Group, Pritzker Family Office and TPO. We also operate a corporate dining room and shared computer room used by PRG, Vi, H Group, TPO and HGMI Gaming, Inc., a wholly-owned subsidiary of H Group (“HGMI”), the operating costs for which are allocated to each organization based on eligible headcount or square footage. In addition, we lease out parking spaces at various locations which are used by Vi, H Group and HGMI. Vi, H Group and HGMI reimburse us for their parking space usage. In 2010, PRG, Vi, H Group, TPO, Pritzker Family Office and HGMI made the following payments to us, which payments represented their allocation of costs for the corporate dining room, parking and services used by them:

2010

PRG	$91,569

Vi	$73,182

H Group	$6,805

TPO	$288,928

Pritzker Family Office	$7,529

HGMI	$35,233

Agreements with HGMI Gaming, Inc. and Related Entities

We have entered into certain contractual relationships with HGMI with respect to certain of HGMI’s gaming facilities and the related hotels located at, or adjacent to, such gaming facilities.

Hyatt Regency Lake Tahoe Resort, Spa and Casino Gaming Space Lease Agreement

In December 2009, HCC Corporation, a wholly-owned subsidiary of HGMI (“HCC”), entered into an Amended and Restated Gaming Space Lease Agreement with Hyatt Equities, L.L.C., our wholly-owned subsidiary and, which prior to the June 2004 Transaction (as defined below), was majority owned by H Group. Under the agreement, which was effective as of January 1, 2009, HCC leases approximately 20,990 square feet of space at the Hyatt Regency Lake Tahoe Resort, Spa and Casino, where it operates a casino. Rent is $41,667 per month. In addition to the payment of base rent, HCC is also obligated to pay its portion of expenses associated with the operation of the casino. The initial term of the lease expires on December 31, 2013, with the option to renew and either party may terminate the lease for any reason upon 180 days’ advance notice. In 2010, HCC made payments to us of $500,000 under the lease. On September 9, 2010, HCC gave written notice of its intention to terminate the lease effective August 31, 2011.

Hyatt Regency Lake Tahoe Resort, Spa and Casino Facilities Agreement

In connection with the Gaming Space Lease Agreement, in June 2004, HCC entered into a Casino Facilities Agreement with Hyatt Corporation, under which we have agreed to provide HCC with certain non-gaming services related to the management and operation of the casino and related facilities at the Hyatt Regency Lake Tahoe Resort, Spa and Casino. In exchange for such services, HCC pays us fees based on the type of service being provided and for complimentary rooms provided to its patrons. In 2010, HCC made payments to us of $2,567,537 under this agreement. This agreement will terminate in conjunction with the termination of the Gaming Space Lease Agreement on August 31, 2011.

Niagara Fallsview Casino Resort/Casino Niagara Master (Permanent) Non-Gaming Services Agreement

In July 2002, Hyatt Corporation entered into a Master (Permanent) Non-Gaming Services Agreement with Falls Management Company (“Falls Management”), which agreement was subsequently contributed to Falls Management Group, L.P. (“Falls Management Group”), the operator of Niagara Fallsview Casino Resort and the Casino Niagara. A subsidiary of HGMI is the general partner of a limited partnership that indirectly owns approximately 28.3% of Falls Management Group. The limited partnership is substantially owned by Pritzker family business interests. We provide certain non-gaming consulting services under this agreement to Falls Management related to Casino Niagara, including with respect to labor policies and wage rates, development and training programs, recruiting, purchasing of support services necessary for the operation of the casinos, charges for commercial space, entertainment and amusement, food and beverages, information services and advertising. In exchange for these services, Falls Management pays us a fee equal to 0.3% per year of the casino’s adjusted gross receipts up to CAD 300 million ($300 million as of December 31, 2010 based on then-applicable exchange rates). In addition to these services related to the casinos, we also provide support services to Falls Management related to their policies, procedures, systems and guidelines. Falls Management pays us a fee equal to our cost of rendering these ancillary support services, which fee is not to exceed a total of CAD 200 ($200 as of December 31, 2010 based on then-applicable exchange rates) per hour, per Hyatt employee providing such services. In 2010, Falls Management Company made payments of $885,867 to us for services provided under the agreement.

Palm Beach, Aruba Casino Consulting Agreement

Hyatt Aruba N.V., our wholly-owned subsidiary (“Hyatt Aruba”), manages the gaming casino located at the Hyatt Regency Aruba Resort & Casino in Palm Beach, Aruba. In connection with the management of the casino, in September 1997, Hyatt Aruba entered into a Consulting Agreement with HGMI. Under the agreement, HGMI provides development, marketing, compliance, management consulting services and gaming compliance services to Hyatt Aruba related to this property. In exchange for these services, we pay HGMI a fee of $200,000 per year and reimburse HGMI for its out-of-pocket expenses. The agreement has a one year term and automatically renews on a yearly basis for an additional one year period unless either party gives written notice of termination on or before the preceding January 1. In 2010, Hyatt Aruba made payments totaling $407,800 to HGMI under the agreement.

Hyatt Vacation Club Resort in Puerto Rico Indemnification and Reimbursement Agreement

In 1997, Cerromar Development Partners, L.P., S.E. (“Cerromar”) began developing a Hyatt Vacation Club Resort in Puerto Rico. In 1997, Cerromar was owned by CDP Investors, L.P. as the sole limited partner and Cerromar Development Partners GP, Inc. as the general partner, which were both owned, directly or indirectly, by Pritzker family business interests. Due to the tax incentives in place in Puerto Rico, the partners of Cerromar were entitled to and received an investment tax credit equal to $5,253,750. In order to be eligible to receive the benefits of the tax credit, the Cerromar partners were required to post as collateral a letter of credit in favor of the Puerto Rico Treasury Department in the event that the final development cost associated with the Hyatt Vacation Club Resort was less than the amount necessary to generate the tax credit received. Diversified Capital, L.L.C. (“Diversified Capital”) posted this letter of credit on behalf of the partners of Cerromar. Pritzker family business interests own 100% of the outstanding membership interests in Diversified Capital. One percent of the outstanding membership interests in Diversified Capital are owned by T Corporation, which is 100% owned by our executive chairman, Mr. Thomas J. Pritzker. Mr. Pritzker also serves as president of Diversified Capital. Following the June 2004 Transaction (as defined below), Cerromar became our wholly-owned subsidiary; however, the Cerromar letter of credit with the Puerto Rico Treasury Department remained and continues to be outstanding. We have entered into an indemnification and reimbursement agreement with both of the former partners of Cerromar to cover any costs which may be owed to the Puerto Rico Treasury Department for the tax credit. In order to maintain the letter of credit, we had paid Diversified Capital a quarterly letter of credit fee. In 2009, it was determined that we were entitled to a reimbursement of these letter of credit fees and the former Cerromar owners reimbursed us for the fees. In 2010, it was determined that the former Cerromar owners should pay us for the letter of credit fees going forward, therefore, in 2010, we paid $157,713 to Diversified Capital for the letter of credit fees due in 2010 and we received reimbursements of $117,985 from the former Cerromar owners for the letter of credit fees. In addition, in 2010, we paid Diversified Capital $29,770 in connection with consulting fees related to this transaction and received $26,457 from the former Cerromar owners for certain professional fees related to the tax credit.

Gulfstream 200 Aircraft — HGMI Gaming, Inc.

In September 2008, we entered into two time sharing agreements with HGMI and in June 2009 we entered into one additional time sharing agreement with HGMI, under which HGMI agrees to lease to us on a time sharing basis their fractional share in three Gulfstream 200 aircraft and flight crews for a flight fee equal to the lesser of the “Direct Cost Rate” published annually by Conklin & de Decker for operating a Gulfstream 200 aircraft for the applicable flight time or two times the fuel costs to operate the flight. In no event does the amount reimbursed for a flight ever exceed the amount authorized by Federal Aviation Regulation Part 91.501(d)(1)-(10). In 2010, we made aggregate payments of $26,872 to HGMI for use of the aircrafts under these agreements.

2007 Stockholders’ Agreement

In connection with the issuance and sale of 100,000 shares of our Series A Convertible Preferred Stock to GS Sunray Holdings, L.L.C. and GS Sunray Holdings Parallel, L.L.C. (collectively, the “Goldman Sachs Funds”), affiliates of Goldman Sachs & Co., and the execution of a Subscription Agreement in August 2007, we entered into the 2007 Stockholders’ Agreement with Madrone, the Goldman Sachs Funds and an additional investor. Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman, Sachs & Co. and Mr. Gregory B. Penner, one of our directors, is a General Partner at Madrone Capital Partners, LLC. The 2007 Stockholders’ Agreement provides for certain rights and obligations of these stockholders, including the following:

Transfer Restrictions

Other than with respect to the 6,118,275 shares of common stock received by such stockholders in the May 2009 private placement transaction (which, upon the filing of our Amended and Restated Certificate of Incorporation on November 4, 2009, were reclassified into an equal number of shares of Class B common stock), these stockholders are restricted from transferring any shares of our common stock held by them, except to us, their affiliates (with the prior written consent of our board of directors), in limited amounts over specified time periods as described below and as otherwise permitted pursuant to the terms of the agreement. Subject to the rights of first refusal and “drag along” rights described below and provided that such transfers are accomplished by way of a broad distribution sale, following the consummation of our initial public offering on November 10, 2009, each stockholder party to the 2007 Stockholders’ Agreement may transfer up to one-third of its common stock acquired under the Subscription Agreement or upon conversion of Series A Convertible Preferred Stock to unaffiliated third parties during each 365-day period beginning on the three and one-half, four and one-half and five and one-half year anniversaries of November 10, 2009, the closing date of our initial public offering. In addition, subject to the rights of first refusal and “drag along” rights described below, each of such stockholders may transfer up to one-third of its common stock acquired under the Subscription Agreement or upon conversion of Series A Convertible Preferred Stock to unaffiliated third parties (1) at any time following the end of the first calendar year during which the “existing stockholders” (as described below) owned less than 25% of our common stock at any time during such year or (2) at any time following both (a) May 13, 2011, the second anniversary of the issuance of common stock to the relevant stockholders under the Subscription Agreement or the issuance of common stock upon conversion of the Series A Convertible Preferred Stock and (b) December 23, 2010, the first date on which the applicable market value exceeds 165% of the gross price per share at which the Class A common stock was first traded in connection with our initial public offering; provided that such transfers are accomplished by way of an underwritten public offering or in an otherwise broad distribution sale. The term “existing stockholders” is defined in the agreement to mean (i) members of the Pritzker family who are lineal descendants of Nicholas J. Pritzker, deceased, and their spouses, (ii) trusts for the benefit of such persons and/or (iii) affiliates of any such persons listed in clauses (i) and (ii). Subject to the rights of first refusal and “drag along” rights described below, the transfer restrictions set forth in the 2007 Stockholders’ Agreement expire at 11:59 p.m. (Central time) on the day after the date that is five and one-half years following November 10, 2009, the closing date of our initial public offering.

Notwithstanding the foregoing, and subject to the rights of first refusal and “drag along” rights described below, in the event that any “initial holder” (as described below) transfers all or any portion of the shares of common stock held by such initial holder as of August 28, 2007 (other than pursuant to certain permitted transfers), each stockholder party to the 2007 Stockholders’ Agreement may transfer up to a pro rata portion of such stockholder’s common stock; provided, however, that in any 365-day period or calendar year in which such stockholder is permitted to transfer shares of common stock pursuant to the terms described in the preceding paragraph, such stockholder’s right to transfer a pro rata portion of its common stock shall apply only to the extent that the aggregate number of shares of common stock held by initial holders as of August 28, 2007 held at the commencement of such 365-day period or calendar year by initial holders and transferred by initial holders in such 365-day period or calendar year, as a percentage of the aggregate number of shares of common stock held by the initial holders as of August 28, 2007 at the commencement of such 365-day period or calendar year, exceeds the maximum percentage of such stockholder’s shares of common stock that such stockholder is permitted to sell in such 365-day period or calendar year (as described in the preceding paragraph), with the result that only such excess number of shares of common stock held by the initial holders as of August 28, 2007 and transferred by the initial holders will be taken into account in determining such stockholder’s pro rata portion eligible for transfer. The rights described in this paragraph expire at 11:59 p.m. (Central time) on the day after the date that is five and one-half years following November 10, 2009, the closing date of our initial public offering. The term “initial holder” is defined in the agreement to mean (i) any of Mr. Thomas J. Pritzker, Ms. Penny Pritzker and/or Ms. Gigi Pritzker Pucker or (ii) trusts for the benefit of these individuals and/or for the benefit of their respective spouses and/or lineal descendants.

In addition, no stockholder party to the 2007 Stockholders’ Agreement may transfer (1) the legal or beneficial ownership of any common stock held by such stockholder unless such acquiring person’s ownership of common stock is not reasonably likely to jeopardize any licensing from a governmental authority, as determined by our board of directors in its reasonable discretion, (2) any common stock to an aggregator (meaning a person who is required to file a Schedule 13D under the Exchange Act disclosing an interest other than for investment), (3) any common stock to a competitor of ours engaged in one or more of the hospitality, lodging and/or gaming industries or (4) any common stock that would cause a stockholder to violate any provision of the agreement. Such restrictions are qualified by the “actual knowledge” of the transferring stockholder in the case of transfers pursuant to an underwritten public offering or a broad distribution sale.

Right of First Refusal

In the event that the number of shares of common stock proposed to be transferred by a stockholder party to the 2007 Stockholders’ Agreement and its affiliates together with any shares of common stock then proposed to be transferred by the other stockholders party to the 2007 Stockholders’ Agreement and their affiliates exceeds 2% of the then outstanding shares of common stock, then prior to consummating the sale of common stock to a third-party purchaser, such stockholder or stockholders shall offer to transfer the common stock to us at the applicable market value (as defined in the 2007 Stockholders’ Agreement). If we do not accept the offer within a specified period of time, such stockholder or stockholders may transfer the shares of common stock to the third-party purchaser as long as such transfer occurs within the time periods specified in the 2007 Stockholders’ Agreement and on terms and conditions no more favorable in the aggregate than offered to us.

“Drag-Along” Right

In connection with a “change of control” (as defined in the 2007 Stockholders’ Agreement) transaction, we have the right to require each stockholder party to the 2007 Stockholders’ Agreement to participate in such change of control transaction on the same terms, conditions and price per share of common stock as those applicable to the other holders of our common stock. In addition, upon our request, the stockholders party to the 2007 Stockholders’ Agreement have agreed to vote in favor of such change of control transaction or similar transaction, and we have the right to require each stockholder party to the 2007 Stockholders’ Agreement to vote for, consent to and raise no objection to any such transaction.

“Tag-Along” Right

Subject to the fiduciary duties of our board of directors, we have agreed that we will not agree to consummate a change of control transaction with respect to which the stockholders party to the 2007 Stockholders’ Agreement are not given the right to participate on the same terms, conditions and price per share of common stock as those applicable to the other holders of our common stock.

Preemptive Rights

Each stockholder party to the 2007 Stockholders’ Agreement has the right to purchase such stockholder’s pro rata share of any new shares of common stock, or any other equity securities, that we may propose to sell and issue on comparable terms by making an election within the time periods specified in the 2007 Stockholders’ Agreement, subject to certain excluded securities issuances described in the 2007 Stockholders’ Agreement, including shares issued pursuant to equity compensation plans adopted by our board of directors and the issuance of shares of our common stock in a public offering. If not all stockholders elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholder of such an offer and offer them the right to purchase the unsubscribed new securities.

Voting Agreement

Until the later of (1) December 31, 2013 and (2) the date that Mr. Thomas J. Pritzker is no longer our chairman, each stockholder party to the 2007 Stockholders’ Agreement has agreed to vote all of their shares of common stock consistent with the recommendations of a majority of our board of directors with respect to all matters. The stockholders party to the 2007 Stockholders’ Agreement own in the aggregate 25,112,086 shares of Class B common stock, or approximately 14.4% of the outstanding shares of our common stock and approximately 18.8% of the total voting power of our outstanding common stock.

Access to Information

For so long as GS Sunray Holdings Parallel, L.L.C. owns any shares of common stock, we have agreed that GS Capital Partners VI Parallel, L.P. or its representatives may examine our books and records and visit and inspect our facilities and may reasonably request information at reasonable time and intervals concerning the general status of our financial condition and operations. Additionally, on reasonable prior notice, GS Capital Partners VI Parallel, L.P. or its representatives may discuss our business operations, properties and financial and other conditions with our management, independent accountants and investment bankers. In no event shall we be required to provide access to any information that we reasonably believe would constitute attorney/client privileged communications or would violate any securities laws.

Standstill

Under the 2007 Stockholders’ Agreement, each stockholder party to the 2007 Stockholders’ Agreement agreed that, subject to certain limited exceptions, so long as such stockholder owns shares of common stock, neither such stockholder nor any of its related persons will in any manner, directly or indirectly:

•

effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (a) any acquisition of any of our or our subsidiaries’ securities (or beneficial ownership thereof) (except through the proper exercise of preemptive rights granted under the 2007 Stockholders’ Agreement), or rights or options to acquire any of our or our subsidiaries’ securities (or beneficial ownership thereof), or any of our or our subsidiaries’ or affiliates’ assets, indebtedness or businesses, (b) any tender or exchange offer, merger or other business combination involving us or any of our subsidiaries or affiliates or any assets constituting a significant portion of our consolidated assets, (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or (d) any “solicitation” of “proxies” (as such terms are used in the proxy rules under the Exchange Act) or written consents with respect to any of our or our affiliates’ voting securities. For this purpose, the term “affiliates” means our affiliates primarily engaged in the hospitality, lodging and/or gaming industries;

•	form, join or in any way participate in a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to us where such group seeks to acquire any of our equity securities;

•	otherwise act, alone or in concert with others, to seek representation on or to control or influence our or our subsidiaries’ management, board of directors or policies;

•	take any action which would or would reasonably be expected to force us to make a public announcement regarding any of the types of matters set forth in the first bullet point above;

•

own more than 12% of the issued and outstanding common stock, unless such ownership arises as a result of any action not taken by or on behalf of such stockholder or a related person of such stockholder; or

•	request that we or any of our representatives, directly or indirectly, amend or waive any of the foregoing provisions.

Each stockholder party to the 2007 Stockholders’ Agreement has also agreed that, if at any time during the period such stockholder is subject to the foregoing provisions, such stockholder is approached by any third party concerning its participation in any transaction or proposed transaction involving the acquisition of all or any portion of the assets, indebtedness or securities of, or any business of, ours or any of our subsidiaries, such stockholder will promptly inform us of the nature of such transaction and the parties involved.

Termination

The 2007 Stockholders’ Agreement terminates (1) with respect to any individual stockholder, on the first date when such stockholder no longer holds any shares of common stock and (2) in its entirety, upon the first to occur of all of our equity securities being owned by a single person or the agreement in writing by us and each stockholder party to the 2007 Stockholders’ Agreement.

Other Transactions with Goldman, Sachs & Co. and its Affiliates

In June 2005, we entered into a five-year $1.0 billion unsecured revolving credit facility with Wachovia Bank, National Association, as administrative agent and a lender, and various other lenders. The revolving credit facility was amended in July 2009 with Wells Fargo, Bank Association, as successor administrative agent to Wachovia Bank, National Association. The amendment increased our borrowing capacity under the revolving credit facility to $1.5 billion for all lenders. Under the terms of the amended facility, $370 million of credit availability matured on June 29, 2010, with the remaining availability maturing on June 29, 2012. In July 2009, Goldman Sachs Lending Partners LLC, an affiliate of Goldman, Sachs & Co., became a lender with a $75 million revolving commitment. Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman, Sachs & Co. In 2010, we attributed $450,168 of the payments we made for facility and letter of credit fees under the credit facility to Goldman Sachs & Co. for their share of the borrowing facility.

Hyatt Corporation, our wholly-owned subsidiary, has partnered with W2007 Finance Sub, LLC and Whitehall Parallel Global Real Estate Limited Partnership 2007 (the “Whitehall entities”), to form W2007 Waikiki Holdings, LLC (the “Waikiki joint venture”) for the purpose of acquiring, owning and operating the Hyatt Regency Waikiki Beach Resort & Spa. The Whitehall entities are both affiliates of The Goldman Sachs Group, Inc., the parent of Goldman, Sachs & Co. Mr. Richard A. Friedman, one of our directors, is the head of the Merchant Banking Division of Goldman, Sachs & Co. and the chairman of the Corporate Investment Committee of the Merchant Banking Division. The Whitehall entities are the managing members of the Waikiki joint venture, collectively owning 90.01% of its ownership interests. Hyatt Corporation owns the remaining 9.99% of the ownership interests in the Waikiki joint venture. In June 2007, Hyatt Corporation acquired 500 shares of non-voting, redeemable preferred stock of the predecessor to W2007 WKH Hotel TRS, LLC, a subsidiary of the Waikiki joint venture. The redeemable preferred shares accrue dividends at a rate per annum equal to 6% of $500,000. Any dividends that accrue are only recorded at the time of payment to Hyatt Corporation, but Hyatt Corporation has the right to request W2007 WKH Hotel TRS, LLC redeem such shares, at which time dividends would cease. In July 2008, W2007 WKH Owner, LLC acquired ownership of the Hyatt Regency Waikiki Beach Resort & Spa and neighbouring Kings Village retail center. In connection with the acquisition, in July 2008, SDI, Inc., our wholly-owned subsidiary, provided a loan in the amount of $277,500,000 to W2007 WKH Senior Borrower, LLC, a subsidiary of the Waikiki joint venture. Interest accrues on the loan at a rate per annum equal to the 30-day LIBOR plus 3.75%. The loan is first priority and is secured by real property interests held in the hotel and retail center by W2007 WKH Owner, LLC and other subsidiaries of the Waikiki joint venture. The loan has a stated maturity date of July 2010 with three, one-year options to extend through 2013. The senior loan matured in July 2010, at which time the joint venture exercised a one-year option to extend the maturity to July 2011. Pursuant to an option in the loan, the joint venture has two remaining one-year options to extend through July 2013. In July 2008, Hyatt Corporation entered into a management agreement with W2007 WKH Hotel TRS, LLC, pursuant to which we manage the hotel. In exchange for the management services provided, W2007 WKH Hotel TRS, LLC pays us a base fee and an incentive fee. The base fee is calculated as a percentage of gross revenues, and the incentive fee is calculated as a percentage of adjusted gross operating profit exceeding certain amounts. The agreement expires in 2047. In 2010 we received interest payments of $11,308,850 in connection with this financing. In 2010, W2007 WKH Hotel TRS, LLC made payments of $6,395,161 to us pursuant to the management agreement. In addition, in 2010 the Whitehall entities replaced the mezzanine lender on the $70.3 million mezzanine loan to W2007 Finance Sub, LLC. In 2010, W2007 Finance Sub, LLC made interest payments of $1,732,229 to the Whitehall entities.

Prior to October 2006, our wholly-owned subsidiary, AmeriSuites Franchising, Inc., franchised 18 AmeriSuites hotels that were owned and operated by Equity Inns TRS Holdings, Inc. or certain of its subsidiaries (collectively referred to as “Equity Inns”). In October 2006, our wholly-owned subsidiaries, Select Hotels Group, L.L.C., Hyatt Place Franchising, L.L.C. and AmeriSuites Franchising, Inc. entered into a master agreement with Equity Inns pursuant to which the parties agreed to convert the hotels to Hyatt Place hotels. On October 25, 2007, Equity Inns was acquired by affiliates of Whitehall Street Global Real Estate Limited Partnership 2007, and ownership of the hotels was transferred to W2007 Equity Inns Realty, LLC, also an affiliate of Whitehall, which expressly assumed Equity Inns’ obligations under the master agreement. Fifteen of the hotels completed conversion to Hyatt Place and executed new Hyatt Place franchise and management agreements in late 2007 and early 2008. On January 30, 2009, the parties terminated the management agreements, and since then Archon Group, L.P., an affiliate of Whitehall, has managed these properties. In 2010, Archon Group, L.P. paid us a total of $3,672,151 under these agreements.

On January 11, 2008, W2007 MVP St. Louis, LLC, an affiliate of Whitehall, entered into an agreement with Hyatt Corporation to manage the Hyatt Regency St. Louis Riverfront hotel. In 2010, W2007 MVP St. Louis, LLC made payments of $3,349,127 to us pursuant to the management agreement.

Tax Separation Agreement

Prior to June 30, 2004, Hyatt Corporation, which primarily consisted of the North American hotel management and franchise companies, was owned by HG, Inc. (“HG”). H Group owns HG. In addition to owning Hyatt Corporation, HG owned various other North American hospitality related businesses (primarily consisting of hotel properties and the vacation ownership business) and on June 30, 2004 contributed these hospitality related businesses to Hyatt Corporation. Following such contribution, the stock of Hyatt Corporation was distributed to the Pritzker family business interests that owned H Group. We refer to this transaction as the “June 2004 Transaction.”

Prior to the June 2004 Transaction, H Group, Hyatt Corporation, Vi and their respective subsidiaries were members of a consolidated group and were included in the consolidated federal income tax return as well as various consolidated or combined state, local and foreign tax returns filed by H Group. As a result of the June 2004 Transaction, Hyatt Corporation and Vi ceased to be members of the H Group consolidated group and following the contribution of stock of Hyatt Corporation to us, Hyatt Corporation became a member of our consolidated group and became included in the consolidated federal and certain other consolidated or combined state, local and foreign income tax returns filed by us.

In connection with the June 2004 Transaction, H Group, Hyatt Corporation, Vi and their respective direct and indirect subsidiaries entered into a tax separation agreement, as amended. In general, H Group agreed to indemnify Hyatt Corporation, Vi and their subsidiaries against: (i) taxes of the members of H Group’s group prior to the June 2004 Transaction; (ii) taxes attributable to the June 2004 Transaction and related transactions; and (iii) liabilities of certain members of H Group’s group prior to the June 2004 Transaction under the consolidated return rules or similar rules.

In general, Hyatt Corporation agreed to indemnify H Group, Vi and their respective subsidiaries following the June 2004 Transaction against: (i) Hyatt Corporation group’s share of H Group’s taxes for the year of the June 2004 Transaction, calculated as if the Hyatt Corporation group was a separate group for that year; (ii) Hyatt Corporation’s post-June 2004 Transaction taxes; (iii) final audit adjustments in periods prior to the June 2004 Transaction attributable to Hyatt Corporation’s group members; and (iv) certain specific pre-June 2004 Transaction tax matters.

In general, Vi agreed to indemnify H Group, Hyatt Corporation and their respective subsidiaries following the June 2004 Transaction against: (i) Vi group’s share of H Group’s taxes for the year of the June 2004 Transaction, calculated as if the Vi group was a separate group for that year; (ii) Vi’s post-June 2004 Transaction taxes; and (iii) final audit adjustments in periods prior to the June 2004 Transaction attributable to Vi’s group members.

The tax separation agreement also addresses other tax related matters, including the preparation and filing of returns, tax contests and refunds.

H Group agreed to prepare and file all income tax returns for periods prior to the June 2004 Transaction and periods that include the June 2004 Transaction. Hyatt Corporation and Vi each agreed to prepare and file their own income tax returns for periods beginning after the June 2004 Transaction.

Under the tax separation agreement, as amended, H Group generally controls tax audits and proceedings for periods prior to and including the June 2004 Transaction, other than certain specified tax audits and proceedings that impact Hyatt Corporation and Vi. The party controlling the tax audit or proceeding must consult with the affected parties and may not enter into any settlement agreement that gives rise to an indemnification obligation under the tax separation agreement without the consent of the indemnifying party.

H Group is entitled to refunds and other tax benefits from periods prior to the June 2004 Transaction, provided H Group reimburses Hyatt Corporation and Vi for any refunds or tax benefits attributable to the Hyatt Corporation or Vi group members, as applicable, resulting from settlements of audits for periods prior to the June 2004 Transaction. Refunds for tax periods that include the June 2004 Transaction will be allocated in a way that is consistent with how taxes for such periods are allocated. If H Group realizes a tax benefit with respect to deductions associated with payment obligations assumed from Hyatt Corporation in connection with the June 2004 Transaction, then H Group will pay the amount of such tax benefit to Hyatt Corporation.

In connection with the June 2004 Transaction, H Group assumed liability for future payment of $101.7 million that Hyatt Corporation owed to a third party. In accordance with U.S. federal income tax laws, while H Group makes the payments related to these liabilities, we retain the tax benefits, and in 2010 recorded tax deductions of $7,819,900 for payments made by H Group.

In 2010, Hyatt Corporation paid approximately $85,889 under the tax separation agreement for state taxes related to periods prior to the June 2004 Transaction.

In connection with the June 2004 Transaction, H Group also assumed Hyatt Corporation’s benefit liabilities of $27.7 million under certain deferred compensation and executive retirement plans with respect to certain former and retired employees of Hyatt Corporation. While H Group retains the liability for such payments, we retain the tax benefits. In 2010, we recorded tax deductions of $2,198,043.

Transition Services Agreements

In connection with the June 2004 Transaction, on June 30, 2004, Hyatt Corporation entered into a transition services agreement with HGMI, H Group and Vi, pursuant to which Hyatt Corporation agreed to provide certain transition services, including human resources, payroll, employee benefits, accounting, financial, legal, tax, software and technology, call center and reservation, purchasing, travel, insurance and treasury banking services, to allow such companies to develop the internal resources and capabilities to arrange for third-party providers for such services. The H Group and Vi transition services agreements terminated on June 30, 2007. We continue to provide H Group payroll services for approximately $300 a month. On February 12, 2008 the HGMI transition services agreement was extended by a letter agreement, pursuant to which we agreed to continue to provide certain employee benefit services to HGMI for an annual fee of $36,000, which fee will be increased by 4% each year. In addition, HGMI agrees to reimburse us for all fees and other out-of-pocket expenses incurred. The HGMI agreement continues until terminated by advance written notice by either party. In 2010, HGMI and H Group made payments to us of $44,761 and $2,249, respectively, under the transition services agreement.

Employee Benefits Agreement

In connection with the June 2004 Transaction, on July 1, 2004, Hyatt Corporation entered into an employee benefits and other employment matters allocation and separation agreement with HGMI, H Group, HCC and Grand Victoria Casino & Resort, L.P., a company principally owned by Pritzker family business interests, pursuant to which we continue to provide administrative services to the parties. The services include, payment processing, coordinating third-party administration for retirement plans, coordinating third-party administration for health and dental plans, providing claims administration for unemployment insurance claims, and for a short period of time, payroll services. The parties agree to reimburse each other for any costs or expenses incurred in connection with any of the plans which are the responsibility of the other party. In 2010, H Group made reimbursement payments of $2,436,731 to us under the agreement.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders of (a) 25,112,086 shares of our Class B common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (b) 104,353,914 shares of our Class B common stock pursuant to the terms of a Registration Rights Agreement, dated as of October 12, 2009, among us and the domestic and foreign Pritzker stockholders party thereto (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. On February 25, 2011, we registered on a Form S-3 shelf registration statement, 19,442,309 shares of Class A common stock issuable upon conversion of 19,442,309 shares of Class B common stock owned by certain stockholders party to the 2009 Registration Rights Agreement.

The holders of approximately 129,466,000 shares of our Class B common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Related to Stock, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

Short-Form Demand Registration Rights

The holders of approximately 129,466,000 shares of our Class B common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Related to Stock, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to affect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every twelve months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 104,353,914 shares of our Class B common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock. In January 2011, pursuant to the 2009 Registration Rights Agreement, certain of the selling stockholders exercised their right to require us to register 12,833,046 shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement. On February 25, 2011 we filed a Form S-3 shelf registration statement to satisfy our obligations with respect to these shares.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Related to Stock. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 129,466,000 shares of Class B common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement, the Amended and Restated Foreign Global Hyatt Agreement and the Amended and Restated Agreement Relating to Stock of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our receipt of the demand notice from certain stockholders party to the 2009 Registration Rights Agreement requesting us to file a shelf registration statement, in accordance with the registration rights agreements, in February 2011, we notified the other stockholders party to the 2009 Registration Rights Agreement and the 2007 Registration Rights Agreement of our intention to file a shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock issuable upon conversion of shares of Class B common stock owned by them and eligible to be sold under applicable lock-up agreements on this shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 6,609,263 shares of Class A common stock issuable upon conversion of shares of Class B common stock and those shares were included in the Form S-3 shelf registration statement that we filed on February 25, 2011.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Other Agreements, Transactions and Arrangements

In 2007, we established a Donor-Advised Fund through JP Morgan Private Bank and the National Philanthropic Trust, known as the Hyatt Hotels Foundation. Individuals and organizations are able to donate funds to the Hyatt Hotels Foundation and we recommend grant recipients of these funds through our Hyatt Community Program. The National Philanthropic Trust screens our recommended fund recipients and issues the funds to the approved recipients. In 2007, The Pritzker Foundation made a charitable contribution of $10,000,000 to the Hyatt Hotels Foundation, payable in annual installments of $2,500,000 over four years, commencing in 2007. Two of our directors, Mr. Thomas J. Pritzker and Ms. Penny Pritzker, are each directors and vice presidents of The Pritzker Foundation. In 2010, the Hyatt Hotels Foundation made grants of $265,100 to various not-for-profit organizations.

A partner of Latham & Watkins LLP, Michael A. Pucker, is the brother-in-law of Mr. Thomas J. Pritzker. In 2010, we made aggregate payments of $4,733,753 to Latham & Watkins LLP for legal services.

Marshall E. Eisenberg, a co-trustee of the Pritzker family U.S. situs trusts, is a partner in the law firm of Neal, Gerber & Eisenberg LLP. In 2010, we made aggregate payments of $297,326 to Neal, Gerber & Eisenberg LLP for legal services.

Related Party Transactions No Longer In Effect

Agreements Relating to the Hyatt Center

In June 2004, we entered into an office lease with FrankMon LLC, an indirect wholly-owned subsidiary of H Group, for our principal executive offices located at the Hyatt Center, consisting of approximately 317,826 square feet of office space. Ms. Penny Pritzker is the president of FrankMon LLC. Under the terms of the office lease, the annual net rent per square foot of rentable area ranges from $24.00 to $42.22 and is payable in monthly installments. In 2010, we paid FrankMon approximately $9,542,613 under the lease, which amounts included net rent, taxes and our share of operating expenses and shared facilities costs. In December 2010, FrankMon LLC transferred and sold all of its interest in the Hyatt Center to an unrelated third party.

A former director and employee from time to time provided services to H Group, TPO and certain Pritzker family business interests, and previously maintained a business office in the Hyatt Center leased by us. As a result, H Group, TPO and certain Pritzker family business interests paid a portion of the occupancy and operation costs related to this office space. In 2010, H Group and TPO paid us $23,014 and $31,986, respectively, for their share of these office costs for 2009 and the Pritzker family business interests paid us $84,649 for their share of these office costs for 2005 through 2009. This agreement was terminated in April 2009.

License Agreement with CC-Development Group, Inc.

We entered into a license agreement with CC-Development Group, Inc. (which operates Vi and, therefore, is defined above as “Vi” but is referred to solely for purposes of this paragraph as Classic Residence) whereby we provided Classic Residence with a limited license to permit the Classic Residence companies to use the “Classic Residence by Hyatt” trademark and service mark (subject to maintaining agreed upon standards) and the “classichyatt.com”, “classichyatt.org”, “hyattclassic.com” and “hyattclassic.org” domain names for a transition period which ended on December 31, 2010; provided however, under this contract, Classic Residence was permitted to continue using these marks to the extent necessary to permit the Classic Residence companies to comply with pre-existing contractual obligations to third parties and as required by applicable laws, regulations and governmental authorities. Classic Residence has now adopted an alternative mark and is transitioning to the use of that mark.

Agreements Relating to Aircraft

Falcon 900EX Aircraft — Rosemont Project Management, L.L.C.

In October 2006, Rosemont Project Management, L.L.C. (“Rosemont Project Management”), our wholly-owned subsidiary, entered into a time sharing agreement with respect to our Falcon 900EX aircraft with certain Pritzker family business interests and a number of companies owned all or in part by Pritzker family business interests, including TPO. Under the time sharing agreement, each party leased the aircraft and flight services crew on a time sharing basis for a fee equal to the “Direct Cost Rate” published annually by Conklin & de Decker for operating a Falcon 900EX aircraft for the applicable flight time. In no event did the amount reimbursed for a flight ever exceed the amount authorized by Federal Aviation Regulation Part 91.501(d)(1)-(10). In 2010, TPO paid us $114,702 and certain Pritzker family business interests paid us $5,917 for use of the aircraft under the time sharing agreement. This time sharing agreement was terminated in February 2011, in connection with our sale of the Falcon 900EX aircraft to an unrelated third party.

In January 2008, Rosemont Project Management entered into a separate time sharing agreement with Mr. Pritzker with respect to our Falcon 900EX aircraft. Mr. Pritzker leased the aircraft and flight services crew on a time sharing basis. For each flight, Mr. Pritzker paid us a fee equal to (i) for up to 33 hours of annual use, the Standard Industry Fare Level cents-per-mile rate applicable for the period during which the flight was taken multiplied by the flight miles during the applicable flight time and (ii) for any flight or portion of a flight not covered by the foregoing rate, an amount equal to the lesser of (a) the product of the applicable flight time multiplied by the “Direct Cost Rate” published annually by Conklin & de Decker for operating a Falcon 900EX aircraft or (b) two times the fuel costs to operate the flight. In no event did the amount reimbursed for a flight ever exceed the amount authorized by Federal Aviation Regulation Part 91.501(d)(1)-(10). In 2010, Mr. Pritzker made payments of $471,639 to us under this agreement. This time sharing agreement was terminated when we sold our Falcon 900EX in February 2011.

In March 2008, Rosemont Project Management entered into an aircraft administrative and flight services agreement with Marmon Group, Inc. (“Marmon Group”), a subsidiary of Marmon Holdings, Inc. (“Marmon”). Prior to 2008, Marmon was 99.6% owned by Pritzker family business interests. In 2008, the Pritzker family business interests sold an aggregate of approximately 64% of their interests in Marmon to a third party and committed to sell to such third party their remaining interests over a five to six year period. Mr. Thomas J. Pritzker, our executive chairman, is the chairman and director of Marmon and Mr. John D. Nichols, one of our directors, is the vice chairman and director of Marmon. Under the agreement, Marmon Group provided aircraft management services, maintenance and other aviation support services for the aircraft. In exchange for such services, Rosemont Project Management was obligated to pay Marmon Group a service fee of $60,000 per month for up to a maximum of 70 flight hours per month. For all flight hours over 70 per month, Rosemont Project Management and Marmon Group had agreed to negotiate, in good faith, a reasonable hourly rate. In addition to the service fee, Rosemont Project Management was also obligated to reimburse Marmon Group for specified direct costs and expenses incurred with respect to any flight. The aircraft administrative and flight services agreement terminated on March 18, 2010. In 2010, Rosemont Project Management made aggregate payments of $210,000, to Marmon Group under this agreement.

Flight Interchange Agreement

In August 2008, Rosemont Project Management entered into an interchange agreement with Marmon Group with respect to the aircrafts owned by them (each, a Falcon 900EX). Subject to the terms and conditions of the agreement, each party agreed to provide the use of its aircraft and operate interchange flights for the convenience of the other party. The parties leased their aircraft to one another on an equal time basis. Use of Rosemont Project Management’s aircraft by Marmon Group required our executive chairman’s approval, and use of Marmon Group’s aircraft by Rosemont Project Management required the approval of Marmon Group’s chief executive officer. No charge, assessment or fee was to be made by either party for use of its aircraft under the agreement. The agreement terminated on December 31, 2010.

Gulfstream 200 Aircraft — Navigator Investments, LLC

In July 2009, we entered into a time sharing agreement with Navigator Investments, LLC, a wholly-owned subsidiary of Vi (“Navigator Investments”), under which Navigator Investments agreed to lease to us on a time sharing basis their Gulfstream 200 and flight crew for a flight fee equal to the “Direct Cost Rate” published annually by Conklin & de Decker for operating a Gulfstream 200 aircraft for the applicable flight time. In no event did the amount reimbursed for a flight ever exceed the amount authorized by Federal Aviation Regulation Part 91.501(d)(1)-(10). In 2010, we made aggregate payments of $8,058 to Navigator Investments for use of the aircraft. On December 30, 2010, Navigator Investments sold the Gulfstream 200 aircraft to HGMI and the time sharing agreement with Navigator Investment was terminated. No time sharing agreement has been entered into with HGMI related to this aircraft.

RELATED PARTY TRANSACTION POLICY AND PROCEDURES

We have adopted a written policy regarding the review, approval and ratification of related party transactions. For purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, or will be, a participant, in which the amount exceeds $120,000, and in which the related person had, has or will have a direct or indirect interest. A related person is any executive officer, director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members, and any entity owned or controlled by such persons. The principal elements of this policy are as follows:

•

For each related party transaction (other than pre-approved transactions as discussed below), the audit committee reviews the relevant facts and circumstances, such as the extent and materiality of the related party’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approves or disapproves the related party transaction.

•	Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with the policy.

•

If advance audit committee approval of a related party transaction requiring the audit committee’s approval is not practicable, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the audit committee, or if prior approval of the transaction by the chairman of the audit committee is not practicable, then the transaction may be preliminarily entered into by management, subject in each case to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

•

The chief financial officer, or his designee, shall present to the audit committee each proposed related party transaction requiring the audit committee’s approval, including all relevant facts and circumstances relating thereto, shall update the audit committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the audit committee of all then active related party transactions.

•	No director may participate in approval of a related party transaction for which he or she is a related party.

Certain types of transactions have been designated pre-approved transactions under the policy, and as such are deemed to be approved or ratified, as applicable, by the audit committee. Such pre-approved transactions include: (1) executive and director compensation; (2) certain ordinary course of business transactions; (3) lodging transactions involving less than $250,000 provided the terms of which are no less favorable to us than those of similar transactions with unrelated third parties occurring during the same fiscal quarter and/or where the transaction is a result of an open auction process involving unrelated third-party bidders; (4) ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under our company-wide employee discount programs; (5) charitable contributions in amounts that would not require disclosure in our annual proxy statement or annual report under the NYSE corporate governance listing standards; (6) transactions involving the rendering of legal services to us by the law firm of Latham & Watkins LLP to the extent such firm is associated with one or more related parties; and (7) transactions where the rates or charges involved are determined by competitive bids. All of the transactions described above under Certain Relationships and Related Party Transactions were entered into prior to the adoption of this policy or were adopted or ratified in accordance with this policy.

ARTICLE X: MISCELLANEOUS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which includes certain financial information about Hyatt, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Hyatt Hotels Corporation, Attention: Senior Vice President–Investor Relations, 71 South Wacker Drive, Chicago, Illinois 60606 (312.750.1234 phone). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.hyatt.com, under the headings “Investor Relations — SEC filings.”

LIST OF THE COMPANY’S STOCKHOLDERS

A list of our stockholders as of April 18, 2011, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the 2011 Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

We will send multiple copies of the Annual Report on Form 10-K, proxy statement, proxy card and Notice of Annual Meeting to households at which two or more stockholders reside. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1.	If your shares are registered in your own name, please contact our transfer agent by writing to them at Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Attn: Hyatt Hotels Corporation Representative) or calling 1-800-468-9716.

2.	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Hyatt Hotels Corporation.

By Order of the Board of Directors

Mark S. Hoplamazian

President and Chief Executive Officer

Chicago, Illinois

April 25, 2011

ADMITTANCE SLIP

HYATT HOTELS CORPORATION

2011 ANNUAL MEETING OF STOCKHOLDERS

Place:	Hyatt Regency O’Hare 9300 Bryn Mawr Avenue		2011 ANNUAL MEETING OF STOCKHOLDERS REMINDERS
Rosemont, Illinois, USA 60018

Time:	June 15, 2011, 9:30 a.m., local time	1.	Please bring this admittance slip, your account statement, or other written proof of ownership of Hyatt Hotels Corporation stock. All attendees must also bring a picture I.D.

Photographs taken at the Annual Meeting by or at the request of Hyatt may be used by Hyatt, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

		2.	Additional security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.

		3.	Cameras, recording devices and other electronic devices are not allowed.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:  ☐

COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

1. Election of directors:	01 Thomas J. Pritzker	03 Byron D. Trott	☐	Vote FOR	☐	Vote WITHHELD
	02 James H. Wooten, Jr.	04 Richard C. Tuttle		all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

i Please fold here – Do not separate i

2.	Ratification of the Appointment of Deloitte & Touche LLP as Hyatt Hotels Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2011.			☐	For	☐	Against	☐	Abstain

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

3.	Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.			☐	For	☐	Against	☐	Abstain

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

4.	Approval, on an advisory basis, of the frequency with which advisory votes on executive compensation are submitted to stockholders.		Every		Every		Every
		☐	Year	☐	Two Years	☐	Three Years	☐	Abstain

The Board of Directors unanimously recommends a vote to hold an advisory vote on executive compensation EVERY YEAR.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND FOR “EVERY YEAR” IN PROPOSAL 4.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HYATT HOTELS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 15, 2011

9:30 a.m., local time

Hyatt Regency O’Hare

9300 Bryn Mawr Avenue

Rosemont, Illinois 60018

HYATT HOTELS CORPORATION	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on June 15, 2011.

This proxy will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each director nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and for “EVERY YEAR” in Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Hoplamazian and Harmit J. Singh, and each of them, with full power of substitution, as proxies and attorneys-in-fact to vote your shares as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve. The proxy statement for the Annual Meeting of Stockholders contains a map showing the location of the meeting and information regarding admittance requirements for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 15, 2011.

The proxy statement for the Annual Meeting of Stockholders and Annual Report on Form 10-K

for the fiscal year ended December 31, 2010 are available at http://wfss.mobular.net/wfss/h/.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.eproxy.com/h	PHONE 1-800-560-1965	MAIL
Mark, sign and date your proxy
Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 14, 2011.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 14, 2011.	card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.